An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

AMENDMENT NO. 5 TO

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION

Dated June 3, 2024

Sow Good Investments, LLC, which we refer to as “we,” “us,” “our,” or the “Company,” is a Delaware series limited liability company that has been formed to provide financing for solar energy, agricultrual, affordable housing and other social impact businesses, individually allocated to then individual series (“Series”) of the Company.

This Offering Circular relates to the offer and sale of up to $2,800,000 in principal amount (the “Offering”) of unsecured fixed-rate notes (the “Notes”) by each Series. The Notes are unsecured debt securities and are not equity securities.  The Notes are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

The minimum investment in the Notes for each Series is either $250,000 (Series 1-001) or $100,000 (1-002, 1-003, 1-004). We expect to commence the offering of the Notes promptly following the qualification of the offering statement of which this offering circular forms a part and to continue this offering until twelve months from the qualification of this offering ([_____], 2025)(“Offering Date”).  Subscription proceeds will be held by the Company in escrow until closing. If we do not receive subscriptions for the total minimum offering amount set forth herein by the Offering Date, we will cancel this offering and promptly return all subscription amounts, without interest, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution”. We reserve the right to terminate this offering for any reason at any time.

The Notes will be issued by each  Series in the minimum amount of $500 and in multiples of $100 for any amount greater than $500 (i.e. $600, $700, $800 etc.).  The Notes will mature on a specified maturity date, typically 12 – 36 months from the date issued.  See “Description of Notes” on page 19.

The Series Notes offered by each Series will be offered with a fixed interest rate typically ranging from 5 -7.5% per annum. The interest rate for each Note will be fixed per the terms of the Note. See “Description of Notes- Principal, Maturity and Interest” on page 20.

The interest rate for the Series Notes will be the annual rate set forth on the Master Series Table.  Additional Series will issue additional Notes with interest rates that may be different from the rate of the Series described herein.  We anticipate these rates to be within a range of 5 to 7.5% per annum.

A Series may prepay some or all of the Notes at any time prior to their maturity without premium or penalty.

The applicable Series will pay interest on Notes upon Maturity. All Notes will be issued in fully registered form.

The Notes being offered with respect to each individual Series are being offered on a minimum/maximum pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The proceeds from this offering will be held in trust by the Company for the benefit of the investors.  If the minimum for each Series as described below is not received by

The Company, through each Series, is offering the Notes directly to investors on an ongoing and continuous basis. The Notes will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See “Plan of Distribution”.

The Notes are being offered, and will be sold, pursuant to the exemption from registration provided by Section 3(b) of the Securities Act of 1933, as amended (the “Act”), and Regulation A promulgated thereunder. The Offering of any Series Note is contingent upon sales of the respective minimum offering amount. If we do not receive subscriptions for the Minimum Offering Amount for any Series on or before [________,] 2025, we will cancel this offering and the escrow agents will return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act.

The Notes will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Notes.

		Series Notes Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Series	Proceeds to Other Persons (2)	Proceeds used for Financings

	Per Note	$500.00		$500.00	$
Series 1-001	Total Maximum	$2,000,000.00	$0.0	$2,000,000.00	$10,000	$ 1,990,000
	Total Minimum	$250,000.00	$0.0	$250,000	$1,250	$ 248,750
Series 1-002	Total Maximum	$250,000.00	$0.0	$250,000.00	$1,250	$ 248,750
	Total Minimum	$100,000.00	$0.0	$100,000.00	$500	$ 99,500
Series 1-003	Total Maximum	$300,000.00	$0.0	$300,000.00	$1,500	$ 298,500

	Total Minimum	$100,000.00	$0.0	$100,000.00	$500	$ 99,500
Series 1-004	Total Maximum	$250,000.00	$0.0	$250,000.00	$1,250	$ 248,750
	Total Minimum	$100,000.00	$0.0	$100,000.00	$500	$ 99,500

(1)We intend to distribute all offerings of Notes in any series of the Company (referred to herein as “Notes” or individually, as a “Note”) principally through our platform, which is owned and operated by Social Investment Managers and Advisors, LLC, a Delaware limited liability company and registered investment advisor (CRD#: 309110/SEC#: 801-119020), (“SIMA” or “Manager”), as described in greater detail under “Plan of Distribution and Subscription Procedure”. Provided the Total Minimum is raised, the Company may close on the Offering.  The actual series offering amounts and proceeds to us are not presently determinable and may be less than each total maximum series offering set forth above. No fees or commissions will be paid to SIMA in connection with the offering of the Notes.  The amounts set forth above do not include reimbursements to the Manager for the Acquisition Fee or Series Expense Rembursement.

(2)The Company will be entitled to reimbursement of expenses from each offering equal to a maximum of 0.5%.

Each Series is offering a maximum (the “Total Maximum”) and a minimum (the “Total Minimum”) of Notes of each of the Series as set forth above and as highlighted in the “Master Series Table” section below.

Each series of Notes are being offered by a specific “Series”.  The offerings of the Notes may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of Notes Offered” for additional information regarding the Notes. All interests will be issued in electronic form only and will not be listed or quoted on any securities exchange.

The Company and each Series is managed by SIMA.

It is anticipated that the Company’s core business will be to generate income and preserve capital for Note holders by providing financing to off-grid solar energy equipment providers, agricultural equipment suppliers and other equipment providers and affordable housing companies to purchase equipment and products and provide the related services to their customers. These end-users typically are in need of products and services of the type provided by these providers to generate meaningful social and environmental impacts. These financings will be used to purchase equipment which will then be sold or leased to its customers as specified in the loan agreement and specific advance requests.  The purchase price or lease payments (sales price) paid by its customers for such equipment (merchandise) will be used to repay the financings.

The financing associated with each Series as referenced in the “Master Series Table” section may be referred to herein, collectively, as the “Associated Financing.”  See “Description of the Business” for additional information regarding the Associated Financings.

This Offering Circular describes each individual Series found in the “Master Series Table” section.

The Notes represent a debt obligation of a particular Series and thus indirectly the Associated Financing and do not represent an investment in the Series or an investment in or obligation of the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Associated Financing associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series and their acquisition of additional assets, will benefit Note Holders by enabling each Series to benefit from economies of scale from the Company as a whole managing multiple Series and therefore managing and operating multiple investments.

A purchaser of the Notes may be referred to herein as an “Note Holder”.   There will be separate closings with respect to each Offering for each Series (each, a “Closing”). For each Series, the Manager anticipates that it will conduct monthly Closings. The Offering of Notes for any Series will terminate upon the earliest to occur of (i) the date subscriptions for the Total Maximum Amount for a Series has been accepted (ii) a date determined by the Manager in its sole discretion. If no Closings for a Series have occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

We are only selling Notes issued by our Series 1-001, Series 1-002, Series 1-003 and Series 1-004 in this Offering, however, following the qualification of this Offering, the Company plans to conduct additional offerings of additional Notes in additional Series.  Only Notes in those Series set forth on the Master Series Table have been designated and are being offered at this time.  Series 1-001 through 1-004 have been established to allow persons to acquire Series 1-001 Notes through 1-004 Notes.

This Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  In those states which require registration by the Company as an Issuer, the Company will either register as an issuer dealer or not sell securities in those states. See “Plan of Distribution and Subscription Procedure” and “Description of Notes Offered” for additional information.

A purchase of Notes in a Series does not constitute an equity investment or an investment in either the Company or an Associated Financing directly, nor does it constitute an obligation of the Company in general or any other Series.  There are no voting rights of the Note Holder.  The Manager thus retains control over the management of the Company, each Series and the Associated Financings.  Furthermore, because the Notes do not constitute an equity investment or an investment in the Company as a whole, holders of the Notes in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning an equity investment in a Series or a direct undivided interest in an Associated Financing.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

There is currently no public trading market for any Notes, and an active market may not develop or be sustained.  If an active public or private trading market for the Notes does not develop or is not sustained, it may be difficult or impossible for you to resell your Notes at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Notes.

The Notes offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Notes, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Note Holders should obtain their own legal and tax advice prior to making an investment in the Notes and should be aware that an investment in the Notes may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on Page 27 of the Offering Circular.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Notes involves a high degree of risk. See “Risk Factors” on Page 27 for a description of some of the risks that should be considered before investing in the Notes.

TABLE OF CONTENTS

SOW GOOD INVESTMENTS, LLC

7

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosures in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

TRADEMARKS AND TRADE NAMES

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell certain Series of Notes only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Notes. Our business, financial condition, results of operations, and prospects may have changed since that date.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Associated Financing” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Associated Financings” or each, individually, as an “Associated Financing”. Any individuals, dealers or company which owns an Associated Financing prior to a purchase of an Associated Financing by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Associated Financing may be referred to herein as an “customer”.

Series / Series Name	Associated Financing	Purchased Products	Minimum Offering Price per Note	Maximum Offering Amount	Minimum Offering Amount	Opening Date (1)	Closing Date (1)	Status	Interest Rate	Minimum Notes ($500 each)	Maximum Notes ($500)
Series 1-001	Up to $2,000,000 in financing to Sun King (2)	Solar energy equipment:	$500.00 (or $500 plus increments of $100.00	$2,000,000	$250,000	Q2 2024	Q2 2025	Open	7.5%	1	4,000
Series 1-002	Up to $2,000,000 in financing to Yellow Solar (2)	Solar energy equipment:	$500.00 (or $500 plus increments of $100.00	$2,000,000	$250,000	Q2 2024	Q2 2025	Open	7.5%	1	4,000
Series 1-003	Up to $2,000,000 in financing to Agro Supply (2)	Agricultural equipment:	$500.00 (or $500 plus increments of $100.00	$2,000,000	$250,000	Q2 2024	Q2 2025	Open	7.5%	1	4,000
Series 1-004	Up to $2,000,000 in financing to Burn Manufacturing (2)	Equipment:	$500.00 (or $500 plus increments of $100.00	$2,000,000	$250,000	Q2 2024	Q2 2025	Open	7.5%	1	4,000

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)We have entered into Memoranda of Understandings for financings with Sun King, Yellow Solar, Agro Supply and Burn Manufacturing.  The Company will enter definitive agreements with Sun King, Yellow Solar, Agro Supply and Burn Manufacturing upon qualification of this offering and the successful raising of the respective minimum offering amount.

SUMMARY

This summary highlights some of the information in this prospectus.  It does not contain all of the information that you should consider before investing in our Series Notes.  You should read carefully the detailed information set forth under "Risk Factors" and the other information included in this prospectus.

Company Overview

Sow Good Investments (“Company”) was formed on April 5, 2023 as a Delaware series limited liability company by Social Investment Managers and Advisors, LLC, a Delaware limited liability company (“SIMA” or “Manager”) and registered investment advisor (CRD#: 309110/SEC#: 801-119020). SIMA is a double bottom line firm focused on impact financing for solar energy, agricultural and affordable housing companies in emerging markets.  SIMA’s principals have been engaged in impact investing initiatives for over two decades and have cumulatively placed more than $2 billion in more than 300 companies, in over 50 countries.

SIMA promotes, structures and places impact investments in for-profit companies that align with financial, social and environmental goals. SIMA works with individual, institutional and philanthropic investors and with public sector development finance investors to create market-based investment opportunities with mitigated risk. SIMA chooses to work in some of the poorest countries in the world and maintains a strong local presence with teams in Kenya, Uganda, Pakistan, India, Nigeria, Mauritius and the United States. Of SIMA’s 38 staff, 36 are located in sub-Saharan Africa and South Asia.

Company will provide financings to participants in the off-grid solar, agricultrual and affordable housing industries operating in the target markets.  These participants will use the funds to purchase inventory, equipment, materials and services which will then be sold or leased to their customers. For example, solar energy end-user customers (typically known as Pay-As-You-Go (PAYGO) loan customers) will finance the purchase of solar panels and equipment which are acquired using funds provided by the Company.  Developers and builders will use capital to purchase, develop and build affordable housing and provide such to end-user purchasers and lessees. As products are purchased and leased or loans are repaid, our investment is returned and repaid to our investors.

As a limited liability company, we operate pursuant to a limited liability company agreement, dated June, 2023 (the “LLC Agreement”). We are managed by SIMA (the “Manager”). As a newly formed company, we have no operating history.

Our principal office is located at 157 Columbus Ave, Suite 512, New York, NY 10023 and our telephone number is +1 (917) 750-5588 and email address is info@sowgoodinvestments.com.  For additional information regarding the Company or this Offering, you may write, email or telephone us at the address and telephone number above.

We are offering Notes issued by each of the series of the Company described in this Offering Circular. All of the series of the Company may collectively be referred to herein as the “series” and each, individually, as a “series.” The Notes issued by of all the series described above may collectively be referred to herein as the “Notes,” or the “securities” and each, individually, as a “Note” and the offerings of the Notes may collectively be referred to herein as the “offerings” and each, individually, as an “offering.” The Notes represent an obligation solely of a particular series and thus, indirectly in the Associated Financing extended by that series. The Notes do not represent an investment in the Company or the Manager. See “Description of the Securities Being Offered” for additional information regarding the interests.

A purchaser of the Notes may be referred to herein as a an “investor” or “Note holder.” There will be one or more separate closings (each, a “closing”) with respect to each series offering. The initial closing of a series offering will take place on the earlier to occur of (i) the date subscriptions for the maximum amount for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If an initial closing with respect to a particular series offering has not occurred, the offering will be terminated upon (i) the date which is one year from the date the related offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing security-holders.

Each series offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.

Securities Being Offered

Note Holders will acquire fixed rate Notes representing unsecured debt obligations.  The Notes are not savings accounts or deposits and not insured by the Federal Deposit Insurance Corporation. Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and segregation for bankruptcy and litigation. It is intended that the Note holders will only have assets, profits and losses pertaining to the specific investments made by that series. For example, a holder of a Note issued by Series 1-001 will only be entitled to receive payments based upon the Associated Financing related to Series 1-001. See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is one Note and the maximum investment is equal to 10% of the total amount being offered for such series, although such minimum and maximum (subject to legal restrictions) thresholds may be waived by the Manager in its sole discretion.

The Manager

The Company is managed by Social Investment Managers and Advisors, LLC, a Delaware limited liability company and registered investment advisor (CRD#: 309110/SEC#: 801-119020)(“SIMA” or, the “Manager”). Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of June 2023, (the “LLC Agreement"), the Manager will provide general magagement functions on behalf of the Company and each series, which includes performing due diligence of the Company’s borrower customers, structuring financings and operating the Sow Good Platform on behalf of the Company.

Our Manager has not sponsored prior financing programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Management Compensation

The Manager will be entitled to all net income related to a Series, which shall be equal to the interest income received from the Associated Financing less the amounts paid on the related Notes, which we anticipate shall be approximately 0.5% annually. It is anticipated that each Applicable Financing will require payments of interest bi-annually and principal at maturity.  However, there is no guarantee that such payments will be timely or in fact be made at all.

Sow Good Platform

The Manager, SIMA, operates a web-based platform referred to herein as the Sow Good Platform. Through the use of the Sow Good Platform, investors will be able to browse and screen the investments offered on the Platform, which will be limited to the investment opportunity offered by each Series which has been qualified by the Commission.  Investors will be able to electronically sign legal documents to purchase the Series Notes offered by such Series.

The Sow Good Platform is the intellectual property of SIMA and neither the Company, nor any of our series, has any ownership rights in the Sow Good Platform. SIMA has granted a license to each Series in order to, among other things, use the Sow Good Platform for their series offerings, pursuant to the Sow Good Platform license agreement, a copy of which is attached as an exhibit to the offering statement of which this offering circular forms a part. The Company will not be required to pay any fees associated with a series’ use of the Sow Good Platform but may pay broker fees associated with the purchase and sale of series interests to a placement agent if such is engaged.

Targeted Customers

We anticipate providing financing to socially-oriented companies that serve low-income customers in emerging markets which operate in one of the following areas of impact: solar energy, agriculture or affordable housing. SIMA has a long track record in originating, underwriting and financing such companies and currently has over 150 active business relationships in these areas.

Solar Energy:

We plan to extend financing to one or more companies in the solar energy field to purchase equipment and inventory. The off-grid solar sector provides solar systems in regions of the world where an electric grid is unreliable or does not exist.2  The Company’s financing to an off-grid solar company will in turn enable the company to provide customer loans (typically known as Pay-As-You-Go (PAYGo) loans to enable access to clean electricity.  As off-grid solar customers repay their loans from the off-grid solar company, the off-grid solar company repays its loan from the Company, and the Company repays Series Certificate holders.  The off-grid solar companies funded by Sow Good include distributors and installers of small solar systems for households as well as developers of solar systems for commercial and small manufacturers.  Many of these distributors work in rural locations and supply power for water pumps and other equipment crucial to the agricultural sector.

●The global off-grid solar market (which includes household, small business and productive use of energy appliances) was $3 billion by 20223, the number of people accessing off-grid solar energy kits has grown to over 490 million at the end of 2021.4

●Off-grid solar significantly reduces CO2 emissions.5

●Off-grid solar generates jobs across Africa and South Asia, mostly in rural areas.

Customers in the solar energy field include companies such as Green Light Planet, Inc. (“Sun King”) and Yellow Digital Retailers Ltd. (“Yellow Solar”).

Series 1-001- Sun King

Sun King  (www.sunking.com) is one of the world's leading providers of affordable off-grid solar solutions for underpowered communities,  With its pay-as-you-go business model and employing over 24,000 local agents (sales agents) and 2,500 permanent employees. Field agents (or sales agents) are local residents who promote and sell Sun King’s products among local community for which they receive commission. Sun King delivers solar energy to over 165,000 homes per month across eight countries of operation in Africa. Sun King’s “pay-as-you-go” approach enables consumers to pay for their solar home systems through installment payments, drastically improving affordability. Sun King has a strong presence in Kenya, where more than one in five people using solar home systems use Sun King systems. Due to its consistent profitability and growth with high social impact, Sun King has attracted investors from across the globe. In August 2022, Sun King secured USD 260 million in equity through a Series D funding, which has since further expanded to 330

2 https://pressroom.ifc.org/all/pages/PressDetail.aspx?ID=24949 (last accessed Jan 2 2024)

3 https://www.gogla.org/wp-content/uploads/2023/05/Gogla_Annual-Report2022_03-1.pdf (Page 6, last accessed on Jan 4 2024)

4 https://documents1.worldbank.org/curated/en/099235110062231022/pdf/P175150063801e0860928f00e7131b132de.pdf (Page 51) (last accessed Jan 4 2024)

5 https://s3.amazonaws.com/giin-web-assets/iris/assets/files/research/Evaluating%20Impact%20Performance_Clean%20Energy%20Access_webfile.pdf (page 22, 23, and 44) (Last accessed Jan 4 2024)

million. In terms of impact, Sun King has provided power to an estimated 100 million people and its products have generated over 820,232 MW of solar energy, offsetting 27 metric tons of CO2.

We have entered into a Memorandum of Understanding with Sun King which provides that the Company will provide Sun King an unsecured loan in the amount of up to $2 million, with a term of 24 months and an interest rate of 8%.  The funds will be used to purchase equipment and inventory which will be provided to purchasers of Sun Kings’s products.  We anticipate signing definitive financing documents with Sun King following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.

Series 1-002 Yellow Solar

Yellow Solar (www.yellow.africa) provides access to products and services through a distributed network of sales agents throughout the African continent. Yellow Solar, a trailblazer in the African solar market, commenced operations in 2010 with a vision to revolutionize energy access in underserved communities. Through its innovative smart asset-finance model, Yellow Solar offers solar home systems, replacing traditional lighting sources with clean and sustainable energy solutions.Yellow Solar had successfully connected over 480,000 households to electricity, significantly improving the quality of life for its customers. Operating across six African countries, with over 1,000 sale agents, Yellow Solar has strategically expanded its reach to address the pressing energy needs of diverse populations. The company's headquarters are situated in Malawi, where it first launched in 2017 before scaling its operations to other regions. Yellow Solar's success lies in its commitment to leveraging technology and financial solutions to bridge the gap in energy access, empowering households with reliable and affordable electricity while fostering economic development and environmental sustainability in the communities it serves.

We have also entered into Memorandum of Understanding with Yellow Solar, which provides for an initial loan of $250,000 at a rate of 8.5% for a term of 24 months.  The loan will be used to purchase equipment and inventory which will be provided to its customers.  We anticipate signing definitive financing documents with Yellow Solar following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.

The capital provided by the Company to Sun King and Yellow Solar will be used to help expand its reach in Africa, potentially providing hundreds of thousands of families with much-needed access to power.

Agricultural and Equipment

Series 1-003 Agro Supply Limited

The Company may also provide financing to Agro Supply Limited (https://agrosupplyltd.com). Agro Supply is a Ugandan company that commenced operations with a focus on empowering smallholder farmers in Uganda. Since its inception, Agro Supply has successfully built a customer base of over 25,000 smallholders through its innovative save-to-buy mobile layaway platform. Agro Supply’s business model revolves around supplying high-quality agri-inputs to farmers at affordable prices, complemented by agronomy advice via SMS, a call center, and village agents. Agro Supply operates primarily in the maize, soybean, sorghum, and sunflower value chains, catering to the needs of over 3.4 million individual farmers in Uganda's agricultural sector. Headquartered in Uganda, Agro Supply has expanded its reach by providing essential services to farmers in remote areas, bridging the gap between input supply and market access. Agro Supply’s commitment to farmer empowerment is further exemplified by its planned establishment of a grain warehouse and aflatoxin removal facility, aimed at creating a secure and commercially attractive market for smallholders. Through this facility, Agro Supply will not only enhance farmers' access to markets but also ensure the production of high-quality grains for both local consumption and export markets.

On April 3, 2024, the Company entered into a Memorandum of Understanding with Agro Supply Limited which provides that the Company will extend financing to Agro Supply in an amount of $300,000 for the purpose of financing agricultural equipment, including solar energy products.  The term of the loan is 24 months with interest at a rate of 8.5%. We anticipate signing definitive financing documents with Agro Supply following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.

Series 1-004- Burn Manufacturing Co.

The Company has also entered into a Memorandum of Understanding with Burn Manfuacturing Co. (https://www.burnstoves.com/). Burn Manufacturing Company is a pioneering enterprise dedicated to saving lives and forests in Sub-Saharan Africa through the design, manufacture, and distribution of clean-burning cookstoves. Founded in 2011 by Peter Scott, a seasoned expert in the clean cooking industry with over 13 years of experience as a cookstove consultant in Central America and Sub-Saharan Africa, Burn has established itself as the region's first and only modern cookstove manufacturing facility. Operating a state-of-the-art, solar-powered manufacturing plant in Kenya, Burn has a production capacity of 55,000 stoves per month and employs a workforce of around 300 individuals, with a notable 33% representation of women. Burns has sold over 4 Million stoves, and created 2,500 jobs since 2013. It has also been able to reduce over 20 Million tons of CO2 since 2013. Burn’s core products, Jikokoa (charcoal cookstove) and Kunikoa (firewood cookstove), cater to the cooking needs of a vast majority of households in the region that rely on wood or charcoal for cooking. Burn's strategic focus on customer-centric design and distribution has enabled it to expand its reach to 13 countries across Sub-Saharan Africa. Burn’s commitment to innovation is evident through its 25-person New Product Development team based in Kenya, dedicated to creating advanced biomass cookstoves as well as electric, hybrid, and gas stoves for the region and beyond. With its geographic expansion into new markets such as Tanzania, Mozambique, Uganda, and others, Burn aims to launch new products and increase its production capacity to 120,000 units per month by 2024. The company's dedication to sustainability and efficiency has been validated by independent studies from UC Berkeley and the University of Chicago, showcasing the significant societal impact of Burn's products. Burn Manufacturing Company's inclusive approach, strong business model, and commitment to customer service make it a leading force in the clean energy sector, driving positive change in Sub-Saharan Africa and beyond.

On March 29, 2024, the Company entered into a Memorandum of Understanding with Burn Manufacturing Co. which provides that the Company will extend financing to Burn Manufacturing in an initial loan of $250,000 at a rate of 8.5% for a term of 24 months.  The loan will be used to purchase equipment and inventory which will be provided to its customers.  We anticipate signing definitive financing documents with Burn Manfuacturing following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.

Notes issued by Series 1-001 through 1-004 will be used to provide financing to Sun King, Yellow Solar, Agro Supply and Burn Manufacturing respectively.

Affordable Housing:

Through subsequent offerings by additional Series, the Company plans to provide financing to companies that specialize in building and providing affordable housing and financing for basic shelter to low-income families while also helping them build assets, improve security and contribute to their overall financial well-being.

The affordable housing sector provides loans to families allowing them to acquire housing or improve their home. The Company’s financing to affordable housing companies will in turn enable these companies to make housing loans to affordable housing end-user customers to enable them to have better shelter. As the housing customers repay the affordable housing loans, the affordable housing company repays its loan from the Company and the Company repays Series Certificate holders.  The McKinsey Global Institute (MGI) estimates that at least 330 million urban households worldwide currently lack access to affordable and adequate housing, a deficit that MGI expects will grow to 440 million households, or 1.6 billion people, by 2025.6

•Over 1.6 billion people worldwide lack adequate housing.7

•Affordable housing serves over 330 million low-income people.

Current trends suggest that there could be 106 million more low-income urban households by 2025.8

Organization

Below is a graphical organizational chart to outline your structure and illustrate the relationships of the various entities discussed throughout the filing, including SIMA, investors and Sun King and other borrowers.

6 https://thegiin.org/assets/Evaluating%20Impact%20Performance%20Housing_webfile.pdf (Page 7) (Last accessed Jan 4 2024)

7 https://unhabitat.org/sites/default/files/2022/05/priorities_2022-2023_adequate_housing_cities_and_climate_change_and_localising_sdgs_04142022.pdf (Page 3) (Last accessed Jan 4 2024)

8 https://www.mckinsey.com/featured-insights/urbanization/tackling-the-worlds-affordable-housing-challenge (Last accessed Dec 27 2023)

Due Diligence Process

To mitigate risks and ensure alignment with our goals, potential customers undergo a rigorous and comprehensive multi-level due diligence process. We carefully review various aspects of the borrower to assess their financial, social, and environmental characteristics. This includes an examination of their capital structure, assets and liabilities, financial performance, management, governance, and other indicators of financial strength.

Furthermore, we evaluate the borrower's environmental, social, and governance (ESG) management and impact framework, core values, lending strategies, guiding principles, and similar characteristics. By conducting this thorough analysis, we aim to ensure that our potential customers meet our stringent standards and align with our overall mission and objectives.

Finally, we obtain and review a list of the products and services which will be acquired by the borrower with the financing that we are providing.

The Manager’s investment process for borrower companies comprises 6 key steps: pipeline prospects identification; compatibility screening/loan application; detailed due diligence and credit write-up/compliance check; risk clearance/senior management approval; and post-approval reviews/disbursement and portfolio monitoring.

1)The pipeline stage involves identifying prospects through the Manager’s prior engagement with the prospect, use of SIMA’s proprietary database and site visits by Manager’s staff through its regional offices. The investment pipeline established is discussed in team meetings. After initial screening if the pipeline company is meeting the investment criteria then further due diligence and credit write-up stage is started.

2)For the second stage, a compatibility screening is done, based upon SIMA’s data on the prospect and supplementary information to confirm that the prospect is compatible with the Company’s investment criteria. Desktop research is also carried out where all available documentation is reviewed and complemented by an interview of the management of the potential investment target. A term sheet is also drafted, and approval (from senior management) sought to move into due diligence.

3)Due diligence is initiated by submitting a documented information request to the prospect. A due diligence checklist is used, site visits made as they apply, and a thorough Know Your Customer /Anti-Money Laundering due diligence conducted.  Deal details are negotiated by the team involved. The due diligence stage, one of the key and most involving stages, is meant to analyze and review in detail the operations, business model, management structure and financial structure of the potential investee. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Sales Manager, Call Center Manager, etc. all have their various functions vetted during the diligence.

4)A credit write-up is then addressed to the Manager’s senior management and risk management department, summarizing key deal aspects with relevant information provided as required for the approval of the credit.

5)Risk management department reviews the credit and ensures that all the risks have been effectively mitigated and company is complying with all the screening criteria. Upon Risk Management’s clearance approval of credit is obtained.

6)Post-approval legal and fiscal reviews are done by local legal counsel and the risk team, following which the funds are disbursed, and monitoring begins till the maturity of the loan.

The overall process includes a review and inclusion of social, environmental and gender performance and metrics. Agreements include covenants on social, environmental and gender indicators and goals with each borrower, which will be tracked throughout its term.

By following these detailed steps, the Company ensures a thorough evaluation and diligent monitoring of borrowers, fostering sustainable and responsible investments in the renewable energy sector. The overall process includes a review and inclusion of social and environmental performance and metrics, as part of the Company’s impact-driven work. The due diligence stage, one of the key and most involving stages, is meant to analyze and review in detail the operations, business model, management structure and financial structure of the potential investee. The CEO, COO, CFO, Sales Manager and Call Center Manager all have their various functions vetted during the diligence.

Borrower’s Customer Due Diligence

Potential customers may not have a credit score, due to the lack of credit bureau information in many emerging market countries.  As a result, such companies do not use credit reports as the sole determinant of the customer’s capability and ability to pay. Rather than rely on credit scores, these companies may rely on public record databases to verify the information provided by the customer. Borrower companies’ staff or agents may also meet with customers to study their financial records, check/inspect the household situation (if the customer is an individual), or check inventory (if customer is a small business), and help create a model of estimated revenues, expenses and profits. The borrower’s credit specialists often work from a call center and assemble character and customer profile information, including references, personal and business information. If the customer is a business, the credit specialist also makes a financial evaluation of the customer’s business and considers various attributes including how the business operates, its operating margins, and average yearly sales etc. The credit specialist considers all of the customer’s business and family expenses in assessing the customer’s repayment capacity.

Marketing

The Company markets to its customers and to investors through the Sow Good Platform, which can be found at www.sowgoodinvestments.com.  The Sow Good Platform primarily consists of its website and email, but potential crowdlender customers also are directed to the website through Facebook, X (formerly known as Twitter), and LinkedIn social media marketing. The Sow Good website provides marketing materials and information about our program, the Company, the Manager/SIMA and information about upcoming Series Notes to companies and will contain links to the filed Offering Circular. The Sow Good platform will also include subscription documents and related information and provide more detailed information on a Series Note and its terms as an investment opportunity, covering the nature of the investee company, its market, target customers, business model, management, operations, projections.

Competition

The energy-access related crowdlending market in Europe is dominated by three main platforms: Trine (Sweden), Lendahand (Netherlands) and Energize Africa (UK).  Bettervest, Crowd4Climate and Charm Impact are also active in the sector. New market entrants, such as Tribes Capital, based in the UK, and Frankly Green, based in Germany are also gaining market share.  However, none of these platforms are available to US investors.  In the US, Energea is an international equity investment platform available to US investors. Also, Kiva is a charitable donation platform in the US but does not offer interest on investments.

Our Structure

We were formed as a Delaware series limited liability company on April 5, 2023.  In accordance with the Delaware Limited Liability Company Act (the “LLC Act”), each Series we may establish in the future will be a separate Series and not itself a separate legal entity. Section 18-215(b) of the LLC Act provides that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the assets of a Sow Good Investments, LLC Series include only its interest in the loans and the other assets held by such Series, including funds delivered for the purchase of Series Notes.

In addition, Section 18-215I of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. We intend to have each Series in the Sow Good Investments, LLC Series issue debt certificates, finance separate loans, and for each Series, to otherwise conduct its business, enter into contracts and hold title to assets on a segregated basis.

Each Series we may establish in the future will be a separate Series and not itself a separate legal entity under Delaware law. As a separate Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

This is the initial offering of the Notes issued by Sow Good Investments, LLC Series, which represent a debt obligation of the Series of our Company.  We are issuing only the Notes from the Series listed in the Master Series Table in this offering, but plan to offer Notes from additional Series in the future.  The Series listed in the Master Series Table have been established to issue Notes pursuant to this offering.

The proceeds from the sale of the Notes will be used to fund a loan as described in the Master Series Table.  Proceeds from additional series offerings will be used to fund additional loans.

The objective of Sow Good Investments, LLC Series will be to provide interest and return of principal to holders of our Series Notes through the repayment of the financings.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Notes.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

Issuer	Sow Good Investments, LLC, a Delaware series limited liability company and each Series thereunder, including Series 1-001, Sereis 1-002, Series 1-003 and Series 1-004.
Securities offered

Up to $2,800,000 in aggregate principal amount of unsecured fixed-rate Notes. The Notes are not equity securities but are unsecured debt securities. The Notes are not savings accounts or deposits and not insured by the Federal Deposit Insurance Corporation or any other government agency.  The certificates are debt obligations of the issuing Series (and with respect to that Series’ Associated Financing) and not, for the avoidance of doubt, in (i) an equity investment in the Company, (ii) an investment in or obligation of any other Series, the Manager, the Platform or the Associated Financing associated with the Series or any Associated Financing owned by any other Series of Notes.

Series 1-001 will offer a minimum of $250,000 and a maximum of $2,000,000 in Notes.

Series 1-002 will offer a minimum of $100,000 and a maximum of $250,000 in Notes.

Series 1-003 will offer a minimum of $100,000 and a maximum of $300,000 in Notes.

Series 1-004 will offer a minimum of $100,000 and a maximum of $250,000 in Notes.

Additional Series will offer additional Notes.

The minimum investment in the Notes of Series 1-001 is $250,000.  The minimum investment in the Notes of Series, 1-002, 1-003 and 1-004 is $100,000 for each Series. We expect to commence the offering of the Notes promptly following the qualification of the offering statement of which this offering circular forms a part and to continue this offering until [_____], 2025.  Subscription proceeds will be held by the Company in escrow until closing. If we do not receive subscriptions for the total minimum offering amount for a Series as set forth herein by [_______], 2025 or we do not enter into a definitive agreement with any of the referenced Series borrowers, then we will cancel the offering for that Series and promptly return all subscription amounts related to such Series subscription, without interest, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution”. We reserve the right to terminate this offering for any reason at any time.

Offering period

The Offering period will begin when this Offering is qualified by the Commission.  The Notes are being offered on an ongoing and continuous basis. The offering will terminate without closing, and all subscription amounts will be promptly returned in compliance with Rule 10b-9, if: (1) we do not receive subscriptions for the Minimum Offering Amount for a Series on or before [______,] 2025 or (2) we elect to terminate the offering prior to receiving subscriptions for the Total Minimum Offering Amount for a Series in our sole discretion.  If we do not receive subscriptions for the Minimum Offering Amount for any Series on or before [________,] 2025, we will cancel this offering and the escrow agents will return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act.

Interest Rate	The interest rate for the Note for each of Series 1-001, 1-002, 1-003 and 1-004 will be 7.5% fixed rate.
Maturity date	The Notes will be offered with a bullet maturity of 24 months from the date issued.
Maturity Additional Investments

When a Note matures upon the Maturity Date, the Company agrees to repay the holder the principal amount of the Note plus accrued interest, unless the holder affirmatively elects to invest the principal in a subsequent series as described below.

At least thirty (30) business days prior to a Note maturing, the Company shall provide the Note holders notice of maturity and information regarding current active qualified series offerings. This notice will inform the Note holder of the basic terms related to other series notes, the underlying financings and contain a link to the current qualified post-effective amendment describing such series offerings as well as links to subscription documents and the investment page on the Sow Good Platform (which will again have links to the qualified post-effective amendment featuring such series offering).  Should the Note holder wish to use the principal payment of a Note to subscribe to the new series Note offered by the Company, the Note holder must subscribe for the new series Note on the Sow Good Platform, either represent that such holder is an accredited investor or limit their investment to the limitations set forth in Rule 251(d)(2)(c), complete the Note Purchase Agreement related to a Series Note and affirmatively direct that the principal and unpaid interest be invested in a such Series Note.  If a Note holder does not take such steps to affirmatively subscribe for a new Series Note using the Note proceeds, such amounts will be returned to  the Note holder.  Each additional Series Note offering will be made pursuant an amendment to this offering, which must be qualified by the Commission.  All additional Series will be new investments made pursuant to an amendment to this offering and exempt from registration under Regulation A. Any original and new investments will be subject to investment limitations set forth in Rule 251(d)(2)(C)

Interest payment dates	We will pay interest on the Notes bi-annually.
Guarantees	The Notes are not guaranteed.

Security Ranking

The Notes are unsecured obligations.

The Notes will have priority over all existing and future unsecured indebtedness of the related Series, including the Junior Notes described below.  For the first series, SIMA agrees to purchase junior notes (“Junior Notes”) which will be subordinate in payment priority to the Notes purchased by other subscribers in the first series.  The amount of the Junior Notes to be purchased by SIMA shall be limited to a maximum of $150,000.  The Junior Notes represent debt obligations of the Series, the proceeds of which will be used to fund the Series Financing and will be subordinated to the Notes with regards to payments and collections.  The Junior Notes will be issued together with the Notes at a ratio of one Junior Note (based upon dollar amount) for each 13.33 in issued Notes (based upon dollar amounts) and will have an interest rate and term equal to that of the Notes but will only be repaid once the Notes have been paid in full.

Optional Prepayment	We may prepay some or all of the Notes at our option without premium or penalty.

Additional Financings:The Company’s core business will be to establish one or more Series, including the Series listed in the Master Series Table above, and with respect to each Series, identify, acquire, manage and market loans in the areas of off-grid solar, agricultural and affordable housing and fund such financings through the issuance of Notes.

It is not anticipated that any Series would own any assets other than its respective Notes related to the Associated Financing, plus cash reserves for management and other expenses pertaining to each Associated Financing and amounts earned by each Series from interest and any other the monetization of the Associated Financing.

The Associated Financing for each Series and the Offering Price per Note for each Series is detailed in the Master Series Table.

Upon payoff of a financing held by a Series, the holders of the Notes in such Series shall have the opportunity to invest the proceeds in future Series.

The Company will file an amendment or post effective amendment upon entering into definitive agreements or memoranda of understanding regarding each future Series and financing to advise potential investors of such financing clients.

The Offering must be ongoing in order to amend such offering to add a new Series and is subject to the offering duration limits set forth in Rule 251(d)(3)(i)(F), which requires the offering of securities to be reasonably expected to be offered and sold within two years from the initial qualification date and not more than three years have elapsed since the initial qualification date of the offering statement under which they are being offered and sold.

Manager:Social Investment Managers and Advisors, LLC, a Delaware limited liability company and registered investment advisor (CRD#: 309110/SEC#: 801-119020) (“SIMA” or, the “Manager”) will be the Manager of the Company and each Series.

Minimum

Note purchase:The minimum subscription by a Note Holder is $500 (an increments of $100 thereafter).  The Manager may purchase Notes, including Junior Notes, of any Series (including in excess of 10% of any Series), in its sole discretion. The purchase price (the Offering Price per Note times the number of Notes purchased) will be payable in cash at the time of subscription.

Offering size:The Company may offer up to a total maximum in each Series Offering as detailed for each Series highlighted in the Master Series Table.

Transfer Agent:As of the date of this offering circular, we have not engaged a transfer agent and registrar for any of the series of the Company.

Offering Period:There will be separate Closings for each Series Offering. During the Offering Period for each Series, the Manager shall conduct monthly Closings until the Offering of Notes of such Series are terminated upon the earliest to occur of (i) the date subscriptions for the Total Maximum of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion.  If no Closings for a Series have occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular or any amendment related to a Series is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion.

No Management Fee:There is no management fee payable to the Manager, however, the owners of the Company is entitled to is entitled to retain all net income from its operations which is equal to the interest and fees received from Financings less the cost of interest payable on the Note.  This amount is anticipated to be approximately 0.5% per annum on the unpaid principal balance of the Notes.

Offering Expenses:The Manager is responsible for all expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on a secondary market or exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as reasonably designated; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives (collectively, “Offering Expenses”).

The Manager may be reimbursed by each Series for Offering Expenses in an amount of up to 0.5% of the offering proceeds by such Series.  Assuming that the full amount of the offering is raised, the Manager will be entitled to be reimbursed in the amount of $40,000 (0.5%).

Operating Expenses:Operating expenses (“Operating Expenses”) are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Associated Financing.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Associated Financing, the Manager or SIMA may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or SIMA may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Associated Financing (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Notes to be issued in the applicable Series in order to cover such additional amounts.

No Series has generated any revenues and we do not expect any Series to generate any revenue until the sale of the Associated Financings, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Each Series of Interests will be responsible for the costs and expenses associated with the investments made and held by such Series as the Manager reasonably determines in good faith to be necessary, appropriate, advisable, incidental or in connection with the offering of Interests in such Series and the ongoing operational expenses associated with such Series.  Such fees and expenses include, without limitation, (i) costs and expenses incurred in connection with the investment; (ii) custodial, administrative, legal, accounting, auditing, record-keeping, appraisal, tax form preparation, compliance and consulting costs and expenses (including costs and expenses associated with obtaining systems and other information designed to facilitate Company accounting or record-keeping, including related hardware and software); (iii) fees, costs and expenses of third-party service providers that provide such services (including fees, costs and expenses of attorneys retained by the Manager to represent the Manager, as applicable, in connection with the business and affairs of the Company, to the extent such fees, costs and expenses relate to advice provided to the Manager  by such attorneys with respect to such business and affairs); (iv) Management Fee, servicing fees, administrative fees, and other fees related to the Associated Financing; (v) insurance costs and expenses; (vi) bank service fees; (vii) the Company’s indemnification obligations under the LLC Agreement and other agreements to which the Company may be a party; and (viii) extraordinary costs and expenses, if any.  To the extent any of the expenses described above apply to a particular Series, those expenses will be charged only against the applicable Series.

The Manager is responsible for all salaries, bonuses and employee benefit expenses of its related persons who are involved in the management and conduct of the business and affairs of the Company (as well as related overhead, including office space and equipment, utilities, telephone and data, broadband and related expenses, and other similar items), except that, as described above, the Company will bear: (i) costs and expenses incurred by the Manager in connection with investigating investment opportunities for the Company and reviewing the continuing suitability of the Company’s investments in light of the Company’s investment objectives; (ii) costs and expenses associated with obtaining systems and other information designed to facilitate Company accounting or record-keeping, including related hardware and software; and (iii) fees, costs and expenses of attorneys retained by the Managers to represent the Manager in connection with the business and affairs of the Company, to the extent such fees, costs and expenses relate to advice provided to the Manager by such attorneys with respect to such business and affairs.

Platform:SIMA operates a web-based investment platform referred to herein as the Sow Good Platform (or the “Platform”). Through the use of the Sow Good Platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Note Holders for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the LLC Agreement for exculpation of the Manager. Therefore, Note Holders have a more limited right of action than they would have absent the limitation in the LLC Agreement.

Indemnification:None of the Manager, or its affiliates, nor any current or former directors, officers, employees, partners, members, controlling persons, agents or independent contractors of the Manager, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Associated Financing, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Associated Financing.

Governing law:To the fullest extent permitted by applicable law, the Notes and any dispute related thereto is subject to the exclusive jurisdiction of the Courts of the State of New York, except where Federal law requires that certain claims be brought in Federal courts.  Our Investor Agreement, to the fullest extent permitted by applicable law, provides for Note Holders to waive their right to a jury trial.

Each Note Holder will covenant and agree not to bring any claim in any venue other than the courts of the State of New York and of the United States of America, in each case, located in the State of New York, New York City (the “New York Courts"), or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Note Holders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

RISK FACTORS

The Notes offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Notes. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Notes. If any of these risks actually occurs, the value of the Notes may be materially adversely affected.  Prospective Note Holders should obtain their own legal and tax advice prior to making an investment in the Notes and should be aware that an investment in the Notes may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Notes.

Potential Risks to the Notes Associated with COVID-19

There has been a global outbreak of COVID-19 which began in China and quickly spread throughout the world including the United States and Europe (the “COVID-19 Outbreak”). As further described below, the COVID-19 Outbreak has led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets.  The COVID-19 Outbreak and any future outbreaks of the coronavirus disease (or any other disease or pandemic) has led and may lead to further volatility in or disruption in the stock market and capital markets and may result in further government actions or policy decisions that may adversely affect the market value of the Notes and the Associated Financings.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this Offering Circular are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks relating to the structure, operation and performance of the Company

Each Note is only the obligation of the issuing Series and is not an obligation of the Company or any other Series.  The Note does not constitute an equity investment in the Series or Company or directly in any Associated Financing

A Note constitutes a debt obligation of the Series related to that Offering and not, for the avoidance of doubt, an obligation of or equity investment in (i) the Company, (ii) any other Series, (iii) the Manager, (iv) the Platform or (v) directly in the Associated Financing associated with the Series or any Associated Financing extended by any other Series of Notes.  The Holders of the Notes do not have voting rights.  The Manager thus retains sole control over the management of the Company and each Series and over the Associated Financings.  Furthermore, because the Notes in a Series do not constitute an investment in the Company as a whole, holders of the Notes in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.

There is currently no trading market for our securities and no such market is anticipated.

There is currently no public trading market for any Notes, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Notes at any price.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company was recently formed in April 2023 and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company, or any Series will achieve their business objectives.

Neither the Company nor any Series has any assets or liabilities.

The Company was formed in April 2023. At the time of this filing, the Company and the Series highlighted in the Master Series Table have not commenced operations (other than entering into a purchase option agreement for the Associated Financing for that Series), are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

We are a newly formed company and subject to the risks of any newly established business enterprise.

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to create effective operating and financial controls and systems for our Company and each Series we may establish in the future or effectively manage our anticipated growth, including in connection with the additional Series we expect to establish in the future, any of which could have a material adverse effect on the business and operating results of the Series and each subsequent Series.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Notes.

There can be no guarantee that the Company will reach its funding target from potential Note holders with respect to any Series or future proposed Series of Notes.  In the event the Company does not reach a funding target, it may not be able to fund an Associated Financing.  If we do not receive the minimum amount or if we are unable to enter into a definitive agreement with a party, then the Series offering will not close and the Company will be required to refund the proceeds of this Series offering to the Series investors.

We are reliant on the Manager and their respective personnel. Our business and operations could be adversely affected if the Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Notes) is in part dependent on the ability of the Manager to source, acquire and manage the Associated Financings and maintain the Platform.  The principals of the Manager are experienced finance professionals and investors in assets similar to the Associated Financings, and have extensive investment and management experience.  The Manager has been in existence since July 2015.

In addition, the success of the Company (and therefore, the Notes) will be highly dependent on the expertise and performance of the Manager and its teams, network and other investment professionals (which may include third parties) to source, acquire and manage the Associated Financings.  There can be no assurance that these individuals will continue to be associated with the Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Associated Financings and, in particular, their ongoing management and use to support the investment of the Members.

If the Company’s series limited liability company structure is not respected, then Note Holders may have to share any liabilities of the Company with all Note Holders and not just those who hold the same Series of Notes as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Notes for each Associated Financing.  Each Series will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of one Series is segregated from the liability of another Series and the assets of one Series are not available to satisfy the liabilities of other Series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation.   Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series of Notes or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Notes and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

We are not subject to regulation of any State or Federal regulatory agency.

We are not regulated or subject to the periodic examination to which commercial banks, savings banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing allowance for financing losses are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Risks Related to the Notes

We may not be able to generate sufficient cash to service our obligations under the Notes, and as a result, you may not earn any interest on the Notes and you may lose your entire investment because the Notes are unsecured, we may have other debt outstanding and we may have suffered losses.

Our ability to service our obligations under the Notes, including the repayment of the principal and the ongoing interest payments, will depend entirely upon the performance of the Associated Financings, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control. We may not be able to generate sufficient cash to service our obligations under the Notes, and as a result, you may not earn any interest on the Notes and you may lose your entire investment because the Notes are unsecured.

If we are unable to generate sufficient cash flow to meet our cash obligations, including under the Notes, we may be forced to take actions such as:

•restructuring or refinancing our debt or the Notes;

•seeking additional debt or equity capital;

•seeking bankruptcy protection;

•reducing or delaying our business activities, investments or capital expenditures; or

•selling assets.

Such measures might not be successful and might not enable us to meet our cash obligations. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The performance of the Notes depends entirely upon the performance of the Associated Financing.

The performance of the Notes depends entirely upon the effectiveness of the Associated Financing.  If the obligor on the Associated Financing fails to make payments or defaults on such financing, the Series may not be able to make interest or principal payments on the associated Notes.  A default on the Associated Series will result in a default on the underlying Notes, which would result in a partial or total loss to the Note holders.

The Notes are unsecured debt obligations

The Notes are unsecured obligations and the holders of the Series Notes will not have any claim to assets of the Series and, in the event of default, the holders of the Notes will be classified as general creditors of the Series and may be subject to the claims of a secured creditor.

The Notes are not guaranteed

The Notes are not guaranteed by the Manager, SIMA, any of the other Series or any other person.  In the event of default, the holders of the Notes shall not have any recourse against any other person other than the relevant series.

The Notes are not listed on any exchange and it is not expected that a public market for the Notes will develop.

There is no trading market for the Notes, and it is not expected that a trading market will develop in the foreseeable future. Therefore, any investment in the Notes will be highly illiquid, and investors in the Notes may not be able to sell or otherwise dispose of their Notes in the open market.

The Notes are being offered pursuant to an exemption from registration provided by Section 3(b) of the Act and Regulation A promulgated thereunder. Therefore, the Notes have not been, nor will they be for the foreseeable future, registered under the Act or any applicable securities laws of any other jurisdiction. This offering is under Tier 2 of Regulation A. Regulation A limits the amount of securities that an investor who is not an accredited investor under Rule 501(a) of Regulation D can purchase in a Tier 2 offering to no more than: (a) 10% of the greater of annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year end (for non-natural persons). Accordingly, each investor who purchases Notes must do so for the investor’s own account and investment. In addition, no regulatory authority has reviewed or approved the terms of this Offering, including the disclosure of risks and the fairness of its terms. There is no public market for the Notes, and none is expected to develop for their purchase and sale.

The amount of interest we may charge customers is capped by applicable law.

Loans are subject to applicable usury laws that limit the amount of interest that we may charge our customers. The maximum interest rate permitted in New York on the types of loans that we expect to make is 25% per annum. If a court were to determine that we willfully violated the usury statute, affected borrowers would be entitled to certain remedies, including forfeiture by us of double the interest charged on such loans.

Usury laws limit the amount of interest we can charge on our loans, and to the extent interest rates on our borrowings increase, our financial condition and results of operations may be materially and adversely affected.

Our business depends on interest income from our loan portfolio. However, usury laws limit the amount of interest we can charge on our loans. When interest rates rise, we must pay higher interest on our borrowings while interest earned on our loans does not rise because our loans are capped at the maximum allowable interest rate. To the extent we are unable to increase the interest rate on our loans; increases in interest rates on our borrowings may materially and adversely affect our financial condition and results of operations.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Notes could be materially and adversely affected.

The highly automated nature of the Platform through which potential investors may acquire or transfer Notes may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Note Holders and the Associated Financings.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Note Holders, users and the customers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Associated Financings, which could have a material negative impact on the value of Notes or the potential for distributions to be made on the Notes.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Note Holders, the customers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.

System limitations or failures could harm our business and may cause the Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Risks relating to the Offerings

There is a minimum amount of Notes that must be sold in the Offering.

We must sell a minimum of $1,000,000 (“Total Minimum”) in Notes in order to close the Offering and provide the financing.  There is no commitment by anyone to purchase any of the Series Notes being offered.  We cannot give any assurance that any or all of the Notes will be sold.   There is no assurance that the Total Minimum will be completed or that any future financing will be affected.

Our lack of diversification could cause you to lose all or some of your investment.

Our business consists of providing financings to solar energy, agricultural and other equipment suppliers and affordable housing providers which in turn will be used to purchase equipment which will be sold to their customers.  Although we anticipate that these lenders will have a diversified pool of loans, each Series will be tied to a single specific financing with a single borrower.  This lack of business diversification could cause you to lose all or some of your investment in the event of a default.

We are offering our Notes pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Notes less attractive to Note Holders as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Notes less attractive to Note Holders who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Notes, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Associated Financings and create economies of scale, which may adversely affect the value of the Notes or the ability to make distributions to Note Holders.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager require its registration as a broker-dealer, the Manager may be required to cease operations and any Series of Notes offered and sold without such proper registration may be subject to a right of rescission.

The sale of Notes is being facilitated by the Company. Neither the Company nor the Manager receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Notes. If a regulatory authority determines that the Company or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Notes on the Platform, the Company or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Associated Financings.  In addition, if the Company or Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Notes offered and sold while the Company or Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Associated Financings by the Manager or could cause Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  However, an exemption exists for issuers which engage a transfer agent.  If we were to lose our transfer agent and also have certificates in any Series being held of record by more than 2,000 persons or 500 non “accredited investors”, then we would be required to register under the Exchange Act.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Associated Financings by the Manager.

If the Company were to be required to register under the Investment Company Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series of Notes or rescind the Offerings for any of the Series or the offering for any other Series of Notes.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and We intend to conduct our operations such that we will maintain continuous elibility for the exclusions provided by Section 3(c)(5) of the Investment Company Act, and the Notes do not have the benefit of the protections of the Investment Company Act.    No assurance can be given that the SEC will concur with our assessment of the exclusion and its application towards our business.

If the Company were to be required to register under the Investment Company Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and SIMA may be forced to liquidate and wind up each Series of Notes or rescind the Offerings for any of the Series or the offering for any other Series of Notes.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Notes of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Notes of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Note Holder’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Relating to Our Participation in the Off-Grid Solar, Agricultural and Affordable Housing Sectors

Off-grid solar and affordable housing lending pose unique risks not generally associated with other forms of lending, and, as a result, we may experience increased levels of non-performing loans and related provisions and write-offs that negatively impact our results and operations.

Our core mission is to provide loans and financing to off-grid solar, agricultural and affordable housing companies in emerging markets who in turn provide loans and financing to end-user customers, including individuals who improve their access to clean electricity, operate very small enterprises and undertake income generating activities, or improve their housing situation.  The end-user customers of the off-grid solar, agricultural and affordable housing companies have very limited income, savings and credit histories, and can only provide limited collateral or security for their borrowings. To the extent that the end-user customers have assets such as: in the case of off-grid solar, a solar energy system; or in the case of affordable housing, the house itself, the companies may require a lien on such asset  to secure repayment from end-user customers.  Any such security interest would not directly secure the payment of our loans to the company. We will, however, require that off-grid solar or affordable housing companies grant us a general security interest in all their assets and inventory.

Off-grid solar, agricultural and affordable housing companies pose a higher risk of default than borrowers with greater financial resources and more established credit histories and borrowers with better access to education, employment opportunities, and social services. Due to the circumstances of these borrowers and non-traditional lending practices, we may, in the future, experience increased levels of non-performing loans and related provisions and write-offs that negatively impact our business and results of operations.

Off-grid solar, agricultural and other targeted products generally do not rely on credit scores to determine the credit worthiness of a borrower, and as a result, these financings may experience increased levels of default which may result in a higher number of write-offs that negatively impact our results of operations.

Off-grid solar systems are designed to provide electricity to individuals and communities that are not connected to the traditional power grid. These systems play a crucial role in bringing clean and reliable energy to remote areas where access to electricity is limited or nonexistent especially by offering PAYGO (pay as you go) service, which enables consumers to pay over time in installments instead of a lump sum payment. This removes the barrier of high upfront cost to acquire the system. Typically, the PAYGO payments are relatively small, often resulting in savings that outweigh the costs of relying on alternative sources of electricity, thus making clean reliable electricity accessible for the lowest income households.

Not only is solar energy reliable, but solar energy also brings significant health benefits. The transition from using kerosene lamps or fossil fuels for lighting to solar-powered solutions eliminates harmful indoor air pollutants and reduces the risk of respiratory diseases. Kerosene and fossil fuel combustion emit toxic fumes that can lead to respiratory issues, asthma, bronchitis, and other ailments. By adopting solar-powered lighting, low-income households can enjoy cleaner indoor air, reducing the prevalence of these health conditions. Solar-powered lighting systems also provide brighter and more stable illumination, reducing eye strain and promoting better eye health. This improvement in lighting conditions is especially beneficial for activities like studying and working, contributing to overall well-being.

These solar companies offer flexibility and have the advantage of remotely locking the solar systems in the event of non-payment and being able to track their location using GPS, enabling repossession if necessary. Off-grid solar companies typically maintain call centers to actively remind and encourage customers to make timely payments, supported by a strong network of on-ground local sales staff who assess customers' financial well-being and advise customers on use of solar systems.

Likewise, purchasers of Agro Supply agricultural and farming equipment or the Burn stoves will purchase such items based upon credit extended from the seller.  This credit is similarly not based on credit scores but rather rely upon information provided by potential borrowers.

Payments are mainly made via mobile money, giving users convenience and flexibility, and allowing for significant customer outreach in marginalized and rural areas. If payments are missed, the systems can be immediately locked remotely. This serves as an incentive for customers to make prompt payments. If, despite reminders a customer still fails to make payments, the systems may be repossessed and redeployed. Evaluation of an offgrid solar company includes assessing its credit policies, the market conditions they operate in, the company’s ability to manage its portfolio, evaluation of financial and non-financial data of prospective borroweers, etc.

If the information that is gathered from potential borrowers is not correct, there may be increased levels of non-performing loans and related provisions and write-offs that negatively impact the Lenders business and the lenders ability to repay their loans to the Company.

Certain Series are subject to certain agricultural risks.

Our business involves extending financing to manufacturers and sellers of agricultural products.  Agriculture is subject to the risks inherent in the agricultural business, such as insects, plant diseases, adverse weather (including, but not limited to, drought, high winds, earthquakes and/or wildfire) and growing conditions, among others.  The African Region is prone to draught and mass crop failure, which would affect crop production and the ability to grow and sell crops and make payments.

Series 1-003 intends to make loans to Agro Supply. Agro  Supply’s ability to repay those loans are subject to risks associated with the agriculture business.

Series 1-003 will issue a financing to Agro Supply. The ability of Agro Supply to repay the financings depends upon a number of factors, including but not limited to, the ability of its borrowers to timely repay their loans and the success of its borrowers in their farming operations. As such, Series 1-003 investments are subject to risks typically associated with investments in agriculture, including, but not limited to:

•	changes in national, regional or local economic conditions reducing demand for a agricultural products or services;

•	environmental hazards such as disease, pollution, and pests, damaging a borrower’s business or subjecting a borrower to unforeseen expenses;

•	climate change;

•	changes in interest rates and in the availability, costs and terms of borrowings, which may make the disposition or refinancing of the collateral difficult;

•

changes in federal, state or local regulations and controls affecting zoning, development, entitlement, fuel and energy consumption, environmental restrictions, real estate taxes and other factors affecting real property which negatively affect the borrower’s operations or our ability to dispose or refinance our secured assets;

•	changes in trade, fiscal, monetary or exchange control programs or policies of governments or their agencies that negatively affect the business of our company or our borrower; and

•	acts of nature, such as earthquakes, tornadoes and floods.

Any one or more of the preceding factors could materially adversely affect the underlying borrowers ability to make payments. Fluctuations in market conditions, operating expenses and tax rates can adversely affect operating results or render the liquidation of the collateral difficult or unattractive and cause an inability to achieve a reasonable return. Any of the occurrences outlined above may result in Series 1-003’s inability to recover the full amount of its investment, or any funds at all.

Each Series will only make a single loan using the proceeds from this offering.

Each Series will be making a single loans with the proceeds from the Series offering resulting concentration and lack of diversification in the Series. Therefore, the success of a Series will be entirely dependent on the payment from these parties, including the timing and amount of payment, which may be affected by market conditions or other factors, some of which may be outside of our control. Therefore, failure to pay, late payments, pre-payment of a borrower will negatively impact the Series. Any such developments could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations.

Risks Relating to Non-U.S. Borrowers

Our financings will be used to fund additional solar loans, agricultural or affordable housing loans to foreign borrowers which may involve significant risks in addition to the risks inherent in U.S. borrowers.

Our investment strategy contemplates extending financings to companies that will in turn provide products to off-grid solar customers, agricultural customers, or others outside of the United States. Our Manager has previously provided financing to such companies located in 25 emerging market countries including India, Thailand, Nigeria, Zimbabwe, Tanzania, Sierra Leone, Ethiopia, Kenya, Cambodia, Uganda, DR Congo, Mozambique, Senegal, Zambia, Liberia, Rwanda, Malawi, Namibia, Benin, South Africa, Congo, Chad, Pakistan, Ghana and Mauritius. We expect to provide loans to borrowers located in these countries, or emerging market countries like them. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include the economic disruption caused by the global outbreak of the Coronavirus and changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

General economic conditions and the concentration of our financings in developing nations in Africa may affect the ability of customers to purchase products or make payments on leases or purchase agreements, which would have an adverse affect on the financings and the Company’s ability to repay the Notes.

Currently, we plan to focus our financings in certain developing nations in the African region. The geographic concentration of our financings may disproportionately expose us to risk of delayed payments or non payments if the region experiences severe weather, transportation capacity constraints, constraints on the availability of required equipment, facilities, personnel or services, significant governmental regulation or natural disasters. The market and economic conditions in the African region may significantly affect a product purchasers ability to make payments on the purchase contract or lease, which will in turn affect payments on the financings and ultimately payments on the Notes.  If any of these factors were to impact the region in which we provide financings, our business, financial condition, results of operations and cash flows will be adversely affected relative to other companies that have a more geographically diversified portfolio.

Non-U.S. loans involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with investing in the U.S.

•Legal Risk: The legal framework of certain developing countries is rapidly evolving and it is not possible to accurately predict the content or implications of changes in their statutes or regulations. Existing legal frameworks may be unfairly or unevenly enforced, and courts may decline to enforce legal protections covering our investments altogether. The cost and difficulties of litigation in these countries may make enforcement of our rights impractical or impossible. Adverse regulation or legislation may be introduced at any time without prior warning or consultation.

•Geopolitical Risk: Given that we provide financing to borrowers in developing economies, there is a possibility of nationalization, expropriation, unfavorable regulation, economic, political, or social instability, war, or terrorism which could adversely affect the economies of a given jurisdiction or lead to a material adverse change in the value of our investments in such jurisdiction.

•Investment & Repatriation Risks: Significant time and/or financial resources may be required to obtain necessary government approval for us to provide financing under certain circumstances. In addition, we may provide financings in jurisdictions that become subject to restrictions as a result of economic or other sanctions after the time of our investment, the predictability of which is less certain given the new U.S. presidential administration. Under such circumstances, we may experience loss, including total loss, of the funds advances under the financings.

•Transparency Risks: Disclosure, accounting, and financial standards in developing economies vary widely and may not be equivalent to those of developed countries.

•Environmental.

Fluctuation in currency exchange rates may negatively affect our borrowers’ ability to pay U.S. dollars denominated financings

For investments denominated in U.S. dollars, if the U.S. dollar rises, it may become more difficult for borrowers to make payments if the borrowers are operating in markets where the local currencies are depreciating relative the U.S. dollar.

Lack of compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, could subject us to penalties and other adverse consequences.

We are subject to the FCPA, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Risks related to Off-Grid Solar Products

Risks Related to SIMA, our Manager

Our Manager has a limited operating history with which to judge our performance.

We have been in existence since July 2015. Although the Manager and its principals have substantial experience in the finance and investment industry, the Company is largely newly formed and has no operating history upon which to evaluate our business and prospects. Our proposed business operations will be subject to numerous risks associated with early-stage enterprises. These risks apply particularly to us because the markets for our investment products and services are new and rapidly evolving. We cannot assure Note holders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We are dependent upon the key management personnel of SIMA our Manager, who will face conflicts of interest relating to time management, for our future success.

We have no employees. The Company is managed and controlled by SIMA.  The officers and employees of SIMA and its affiliates may hold similar positions in other affiliated entities and they may from time to time allocate more of their time to service the needs of such entities than they allocate to servicing our needs.

In addition, we have no separate facilities and are completely reliant on SIMA, which has significant discretion as to the implementation and execution of our business strategies and risk management practices. We are subject to the risk of discontinuation of our Manager’s operations or termination of the Advisory Agreement and the risk that, upon such event, no suitable replacement will be found. We believe that our success depends to a significant extent upon our Manager and that discontinuation of its operations could have a material adverse effect on our ability to achieve our investment objectives.

We may compete with other Manager affiliated entities, and with other entities that Manager affiliated entities may advise or own interests in, whether existing or created in the future, for opportunities to participate in impact financings. The Manager may face conflicts of interest when evaluating investment opportunities for us and other owned and/or managed by Manager affiliated entities and these conflicts of interest may have a negative impact on us.

Manager affiliated entities may have, and additional entities (including those that may be advised by Manager affiliated entities or in which Manager affiliated entities own interests) may be given, priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these entities, certain investment opportunities that would otherwise be available to us may not in fact be available.

Our success will be dependent on the performance of our Manager and our Manager’s failure to identify and make decisions that meet our lending criteria or perform their responsibilities under the Advisory Agreement may adversely affect our ability to realize our objectives.

Our ability to achieve our objectives will depend, in part, on our Manager’s ability to extend financings to customers that meet our criteria. Accomplishing this result on a cost-effective basis will, in part, be a function of our Manager’s execution of the underwriting process, their capacity to provide competent and efficient services to us, and, their ability to source attractive opportunities. The Manager is responsible for locating, performing due diligence and closing on suitable acquisitions based on their access to local markets, local market knowledge for quality deal flow and extensive local private credit experience. Our Manager will have substantial responsibilities under the Advisory Agreement. Any failure to manage the lending process effectively could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to find suitable opportunities through our Manager.  Our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our local sub-advisors in the identification, performance of due diligence on and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our Manager fails to perform according to our expectations, or if the due diligence conducted by the Manager fails to reveal all material risks of the businesses of our target investments, we could be materially adversely affected.

There are significant potential conflicts of interest, which could impact our investment returns.

In the course of our investing activities, we also pay management and incentive fees to our Manager and reimburse our Manager for certain administrative expenses incurred on behalf of the Company. As a result of this arrangement, there may be times when the management team of our Manager has interests that differ from those of our certificate holders, giving rise to a conflict.

Competition with third parties may reduce profitability.

The Company competes with many other entities engaged in similar business activities, many of which have greater resources than we do. Specifically, there are numerous institutions that operate in the markets in which the Company may operate, that will compete with us in acquiring customers.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments.

Uninsured losses could result in a loss of capital.

In the event of a substantial loss, there will be no insurance coverage to cover such losses.  Should an uninsured loss occur, the Series could lose all or a portion of the capital it has invested in the Associated Financing, as well as the anticipated future revenue from the Associated Financing.

Risks Related to Ownership of our Notes

Lack of voting rights.

The Manager has a unilateral ability to amend the LLC Agreement and the allocation policy in certain circumstances without the consent of the Note Holders.  The Note Holders only have limited voting rights in respect of the Series of Notes.  Note Holders will therefore be subject to any amendments the Manager makes (if any) to the LLC Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Note Holders do not get a right to vote upon. Note Holders may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Note Holders as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Notes. Note Holders would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Associated Financing.

If a market ever develops for the Notes, the market price and trading volume of our Notes may be volatile.

Although the Company does not plan to list the Notes on an exchange or trading platform, if a market for the Notes does develop, the market price of the Notes could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Associated Financing or any Series, such as reports by industry analysts, Note Holder perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Notes may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Note Holders may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Notes will not accrue interest prior to closing of applicable series.

The funds paid by a subscriber for Notes will be held in a non-interest-bearing account by the Manager until the admission of the subscriber as a Note Holder in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Notes will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Note Holders located in states where the Company is not registered.  If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned promptly, without interest or deduction, to the proposed Note Holder.

Any dispute in relation to the Notes is subject to the exclusive jurisdiction of the Courts of the State of New York, except where Federal law requires that certain claims be brought in Federal courts.  Our Investor Agreement, to the fullest extent permitted by applicable law, provides for Note Holders to waive their right to a jury trial.

Each Note Holder will covenant and agree not to bring any claim in any venue other than the courts of the State of New York and of the United States of America, in each case, located in the State of New York, New York City (the “New York Courts"), or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Note Holders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If a Noteholder were to bring a claim against the Company under the Note or Investor Agreement and such claim was governed by state law, it would have to bring such claim in the New York Courts. The Investor Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Note Holders to consent to exclusive jurisdiction to the New York Courts and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.  Any right a Noteholder may have to a trial by jury in respect of any legal action arising out of or relating to, directly or indirectly, the Investor Agreement or the transactions contemplated thereby.  The Noteholder acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of the waiver, (c) such party makes the waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers. The waiver of a jury trial applies to both primary and secondary sales.

It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Investor Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Investor Agreement with a jury trial. No condition, stipulation or provision of the Investor Agreement or our Notes serves as a waiver by any Note Holder or beneficial owner of our Notes or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Note Holder or beneficial owner of our Notes to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Note Holders to bring a legal claim against us due to geographic limitations and may limit a Note Holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor by being more expensive and to the extent that a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

Risk Inherent in Investing Through a Delaware Series LLC.

Under Delaware law, a Limited Liability Company (LLC) may be composed of individual series of membership interests. This type of entity is referred to as a Series LLC. Each series effectively is treated as a separate entity, meaning the debts; liabilities, obligations and expenses of one series cannot be enforced against another series of the LLC or against the LLC as a whole. Each series can hold its own assets, have its own members, conduct its own operations and pursue different business objectives, but remain insulated from claims of members, creditors or litigants pursuing the assets of or asserting claims against another series.  There is a certain degree of uncertainty surrounding the Series LLC form. For example, the legal separation of the assets and liabilities of each series in a Series LLC has not been tested in court. Although Delaware law clearly provides for legal separation of series, it is unclear whether courts in other states and/or jurisdictions would recognize a legal separation of assets and liabilities within what is technically a single entity. Therefore, even if a Delaware Series LLC were properly operated with distinct records relating to the assets and liabilities of each series, a court in another jurisdiction could determine not to recognize the legal separation afforded under Delaware law.

The status of a Series LLC in bankruptcy is unknown.

Generally, each Series will be regarded as being bankruptcy remote from each other series.  This means that the assets of one group or series of assets are protected in the event another group or series of assets becomes subject to suit or other action. For a specific series to file a petition in a bankruptcy apart from the other series or the parent LLC, it would need to be considered a “person” under federal bankruptcy code.  However, it is unclear whether a series is a “person” with the related right to file a bankruptcy petition that is separate and apart from the Company and other Series.  Even if a Series is deemed to have the right to file for bankruptcy on its own, it remains to be seen how the courts will apply the principles of “substantive consolidation” to the series LLC.

There is the potential for cross series liability

A series limited liability company offers multiple investment portfolios under one umbrella entity.  The principal benefit of a series limited liability company is that it achieves economies of scale by reducing the costs associated with multiple entities.  However, a series fund presents a risk because it is a single legal vehicle, notwithstanding the various divisions, or series, within it.  Although the right of each class of Interests is related to a specific asset established to by the Company, in theory all the assets are available to meet the liabilities to third parties of the company as a whole (including those generated in respect of a particular asset).  This gives rise to the possibility of “cross-series liability” i.e., one series being required to pay the liability of another.  While Delaware law clearly provides for cross-series insulation, the application of those provisions by courts outside of Delaware is largely untested.

U.S. Federal Income Tax Risk Factors

Failure of each Series to be classified as a separate entity for U.S. Federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Series Notes.

We intend to treat each Series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  Consistent with this approach, the Internal Revenue Service, or the IRS, has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification ("check-the-box") rules.

Your investment has various tax risks.

Although provisions of the Internal Revenue Code generally relevant to an investment in Series Notes are described in “U.S. Federal Income Tax Considerations,” you should consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in Series Notes.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Notes, in particular, in relation to the Company, the Manager SIMA, and the Company’s customers.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Note Holders should consider before investing in the Notes.

There are conflicts of interest between the Company, SIMA, and their affiliates.

We expect that SIMA will provide underwriting, lending, management and other services to the Company. Some, but not all, of the conflicts inherent in our Company’s transactions with SIMA and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below.  Our Company, SIMA, and their respective affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Notes.

The interests of SIMA and their principals and other affiliates may conflict with the interests of the Members.

The Company’s LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between the interests of the Members and those of the Manager and their principals and affiliates. Potential conflicts of interest include, but are not limited to, the following:

-the Manager and their respective principals and/or affiliates are offering, and may continue to originate and offer, other investment opportunities, similar to this offering;

-the Manager and their respective principals and/or affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and Members will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

-we may engage the Manager or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis;

-a Series may acquire an Associated Financing that is owned by the Manager, or their respective principals and/or affiliates; and

-the Manager and their respective principals and/or affiliates are not required to devote all of their time and efforts to our affairs.

Our LLC Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our LLC Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such Notes and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Note Holders and will not be subject to any different standards imposed by our LLC Agreement, the LLC Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Note Holders and the value of the Notes.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Allocations of income and expenses as between Series of Notes.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Notes and certain Series of Notes may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocation of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Note Holders.

The Manager has the ability to unilaterally amend the LLC Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or any Series or may amend it in a way that is not beneficial for all Note Holders.  In addition, the LLC Agreement seeks to limit the fiduciary duties that the Manager owes to its Note Holders.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Note Holders.  See “Description of Notes Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Note Holders must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the LLC Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Our affiliates’ interests in other related Parties.

The officers and directors of SIMA, which is the sole member of the Manager, are also officers and directors and/or key professionals of other affiliates. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other parties, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other parties and other business activities in which they are involved. SIMA may serve as the asset manager for multiple entities with similar strategies. These separate entities may all require the time and consideration of SIMA and its affiliates, potentially resulting in an unequal division of resources to all parties. However, we believe that SIMA has sufficient professionals to fully discharge their responsibilities to the all the parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Notes the Note Holder owns.  There will be no dilution to any Note Holders associated with any Offering.  However, from time to time, additional Notes in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its assigns may acquire Notes in any Offering. In all circumstance, the Manager or its affiliated purchaser will pay the price per share offered to all other potential Note Holders hereunder.

USE OF PROCEEDS – SERIES 1-001

We estimate that the gross proceeds of the Series 1-001 Offering (including from Series 1-001 Notes acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

Use of Proceeds Table	Minimum Offering Amount(4)	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	Maximum Offering Amount(3)	Percentage of Gross Cash Proceeds
Uses
Financing to Sun King (1)	$ 248,750	$995,000	$ 1,492,500	$1,990,000	100%

Expense Rembursement(2)	$1,250	$5,000	$ 7,500	$10,000	0.5%
Total Fees and Expenses	$1,250	$5,000	$ 7,500	$10,000	0.5%
Total Proceeds	$250,000	$1,000,000	$1,500,000	$2,000,000	100%

(1)The proceeds will be used to extend financing or financings to Sun King who who will use the funds to purchase solar equipment, parts and inventory which will be sold to its customers.  The financing or financings will accrue interest at the rate of between 8-8.5% per annum and have a maturity of twenty-four (24) months.

(2)The Manager will be entitled to be reimbursed from each Series for Offering Expenses in an amount of up to 0.5% (“Expense Reimbursement”).  Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Expense Reimbursement at its sole discretion.  No proceeds will be used to compensate the Manager or any other person.

(3)  If the maximum offering amount is not received, the Company will decrease the amount of the financings.

(4)If the minimum offering amount is not received, the Company will not enter into a definitive agreement with Sun King and any amounts received will be refunded to the investors in this Series.

About Sun King

Sun King  (www.sunking.com) is one of the world's leading providers of affordable off-grid solar solutions for underpowered communities,  Sun King specializes in designing, distributing, installing, and financing solar home energy products in Africa and Asia.  With its pay-as-you-go business model and employing over 24,000 local field agents (sales agents) and 2,500 permanent employees. Field agents (or sales agents) are local residents who promote and sell Sun King’s products among local community for which they receive commission. Sun King delivers solar energy to over 165,000 homes per month across eight countries of operation in Africa.  Sun King’s “pay-as-you-go” approach enables consumers to pay for their solar home systems through installment payments, drastically improving affordability. Sun King has a strong presence in Kenya, where more than one in five people using solar home systems use Sun King systems. Due to its consistent profitability and growth with high social impact, Sun King has attracted investors from across the globe. In August 2022, Sun King secured USD 260 million in equity through a Series D funding, which has since further expanded to 330 million. In terms of impact, Sun King has provided power to an estimated 100 million people and its products have generated over 820,232 MW of solar energy, offsetting 27 metric tons of CO2.

Sun King was founded by Patrick Walsh and Anish Thakar, while students at University of Illinois. Patrick, as part of his charity work visited rural India and observed that villagers relied heavily on kerosene lamps, which were detrimental to the health of users.  Afterwards Patrick, with the help of classmate, designed a solar lantern as a direct replacement for the kerosene lamp: brighter and healthier, but affordable enough that people could buy it on their own, without charity support. In 2007, Patrick and Anish founded Green Light Planet (now Sun King) with the aim of providing reliable and affordable energy to the 1.8 billion people who lack access to clean energy.

Sun King's impact goes beyond energy access. By replacing traditional kerosene lamps and other fossil fuel-based sources of lighting and energy, the company contributes to reducing greenhouse gas emissions and improving air quality. To date, Sun king's products have generated 820,232 MW of solar energy, resulting in the offset of 27 metric tons of CO2 and have provided light and power to 95 million people throughout its African and Asian markets, including Cameroon, Mozambique, and Togo, three countries it recently expanded into. In Kenya, where Sun king has been operational for over ten years, more than one in five individuals in the country rely on Sun King for lighting and power. As of August 2022, they have served 22 million Kenyans. According to the company, they have positively impacted 100 million lives by providing access to power.

Business model: Success in off-grid markets with dual distribution network and PAYGo offerings.

Sun King has achieved significant success in establishing a valuable franchise in key off-grid markets in Asia and Africa. Initially, the company focused on solar lamps with USB chargers, targeting the middle-income segment of the off-grid market. Today, the company's solar solutions include portable solar lanterns, home lighting systems, solar-powered televisions, and mobile charging stations. These products are designed to meet the specific energy needs of individuals living in areas without access to reliable electricity grids. They have now expanded their product range to include 600W Solar Home Systems to meet the needs of higher-income households, as well as smaller and more affordable solar lamps for low-income customers. By harnessing the power of the sun, Sun King enables users from all income brackets to illuminate their homes, power essential appliances, charge their mobile devices, and improve their overall quality of life.

Sun King currently has a workforce of 24,000 field agents through which Sun King has provided more than $500 million in solar purchase finance. Field agents (or sales agents) are local residents who promote and sell Sun king’s products among the local community for which they receive commission. By providing green jobs in areas where employment opportunities are limited, the company contributes to sustainable and inclusive economic growth.

Awards and recognitions: testimony for their achievements.

Sun King’s outstanding achievements have been recognized with several prestigious awards. In 2018, they were honored as the "Most Promising Brand" by the Economic Times, acknowledging their exceptional contributions. Additionally, Sun King received the S&P Global Platts Global Energy Award in 2020, specifically in the 'Award for Excellence - Power' category. These awards not only highlight the significant impact of Sun King on people's daily lives but also serve as a testament to its commitment and resilience.

Recent Equity raise: A sign of investor trust.

Sun King’s consistent growth has attracted funding from across the globe. In August 2022, the company secured USD 260 million in series D funding. This round was led by Beyond Net Zero, the climate investing venture of General Atlantic, with participation from M&G Investments' Catalyst and Arch Emerging Markets Partners. In December 2022, the company further expanded its Series D funding to USD 330 million with an additional investment of USD 70 million led by Leap Frog Investments. This substantial funding demonstrates the widespread investor interest in Sun King due to its significant social impact as well as its impressive growth and profitability.

Management and governance: Driving force behind company’s success.

The company takes integrity seriously and has implemented specific policies and standard operating procedures (SOPs) across all departments and functions to ensure ethical conduct. Key individuals within the company include:

•Patrick Walsh: Co-founder and CEO of Sun King. Patrick Walsh established the company in 2007 and has been instrumental in developing its core technology, manufacturing, and supply chain. He leads the company's leadership team. Patrick holds a Bachelor of Science degree in Physics and Economics from the University of Illinois.

•Anish Thakkar: Co-founder of Sun King. Anish Thakkar co-founded the company with Patrick. Anish was Patrick’s batch mate at the University of Illinois. They met while Patrick was trying to design prototypes for Sun king lanterns at a lab and since then have worked together to make Sun King a success.

•Kota Kojima: Currently serving as the Chief Operating Officer at Sun King, Kota Kojima is a graduate of San Diego State University. Prior to joining Sun King, he held multiple positions at KPMG in San Francisco.

•Krishna Swaroop: Krishna Swaroop is the Chief Financial Officer at Sun King. He is a graduate of a top university in India and brings 15 years of experience in the finance industry to his role at Sun King.

These key individuals contribute to the company's success and play vital roles in its operations and strategic decision-making processes.

Looking ahead, Sun King aims to expand its distribution presence through strategic partnerships with financial institutions, governmental organizations, NGOs, and companies with rural distribution networks, while continuously innovating and introducing new products and services. Sun King has recently acquired PayGo Energy, a leading innovator in pay-as-you-go technology for clean cooking.

To our knowledge,

•Sun King has not been subject to bankruptcy, receivership or similar proceeding;

•Sun King is not subject to any legal proceedings material to the business or financial condition of the issuer; and

•There have been no material reclassifaction, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Sun King has a wide customer base across eight African countries and is not reliant upon one or a few major customers and sources its inventory from a number of global manufacturers.  Due to its focus on these African countries, its operations are subject to the financial conditions, markets and risks associated with that region, including inflation, low income, poverty, unemployment and civil unrest.  Further, government instability and lack of resources may have an impact on Sun King’s operations and upon the financial well being of the countries in which Sun King operates.

We have entered into a Memorandum of Understanding which provides that the Company will provide Sun King an unsecured loan in the amount of up to $2 million, with a term of 24 months and an interest rate of 8%.  The funds will be used to provide financing to purchasers of Sun Kings’s products.  We anticipate signing definitive financing documents with Sun King upon qualificaton of this offering and receipt of proceeds in the minimum amount.  If we do not receive the minimum amount or if we are unable to enter into a definitive agreement with Sun King, then the Company will refund the proceeds of this Series offering to the Series investors. No proceeds from this Series will be used or applied to any other Series offering.  The Company will file an amendment or post qualification amendment upon entering into definitive agreements with Sun King.

We believe that if the Company provides financing in the targeted amounts of $250,000 to $2,00,000 from this offering to Sun King, this will help them to meet capital requirements to continue its plan of operations through December 31, 2024.  Sun King plans to continue using cash from debt financings, including this the financings provide by the the Company, and cash from other providers to facilitate its growth.  Sun King is not entirely dependent upon the financings using the proceeds of this Offering to continue operations but anticipates that a successful Offering will reduce the Company’s need to raise future debt capital to continue its operations.

USE OF PROCEEDS – SERIES 1-002

We estimate that the gross proceeds of the Series 1-002 Offering (including from Series 1-002 Notes acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

Use of Proceeds Table	Minimum Offering Amount(4)	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	Maximum Offering Amount(3)	Percentage of Gross Cash Proceeds
Uses
Financing to Yellow Solar (1)	$ 99,500	$ 124,375	$ 186,563.50	$248,750	100%

Expense Rembursement(2)	$500	$625	$ 937.50	$1,250	0.5%
Total Fees and Expenses	$500	$625	$ 937.50	$1,250	0.5%
Total Proceeds	$100,000	$125,000	$187,500	$250,000	100%

(1)The proceeds will be used to extend financing or financings to Yellow Solar who will use the funds to purchase solar equipment, parts and inventory which will be sold to its customers.  The financing or financings will accrue interest at the rate of between 8-8.5% per annum and have a maturity of twenty-four (24) months.

(2)The Manager will be entitled to be reimbursed from each Series for Offering Expenses in an amount of up to 0.5% (“Expense Reimbursement”).  Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Expense Reimbursement at its sole discretion.  No proceeds will be used to compensate the Manager or any other person.

(3)  If the maximum offering amount is not received, the Company will decrease the amount of the financings.

(4)If the minimum offering amount is not received, the Company will not enter into a definitive agreement with Yellow Solar and any amounts received will be refunded to the investors in this Series.

Yellow Solar

Yellow Solar (www.yellow.africa) provides access to products and services through a distributed network of sales agents throughout the African continent. The capital provided by the Company to Sun King and Yellow Solar will be used to help expand its reach in Africa, potentially providing hundreds of thousands of families with much-needed access to power. Yellow Solar pairs mobile technology with highly organized sales networks to deliver energy and finance solutions to the poorest households. Seeing mobile devices as a game-changing resource for both sales and affordability, Yellow has a sophisticated technology platform that empowers agents to train up, process their sales, and track their inventory as well as enable customers to participate in PayGo installments so they can complete their purchase over time, all right from their phones.

Yellow claims to be profitable over the last four-year period (https://cleantechnica.com/2023/07/20/solar-startup-yellow-raises-14-million-to-scale-up-in-africa/) although no assurance that this will continue and no financial information has been reviewed to verify such claims. Yellow Solar claims its network of 1,100 agents, who source and make applications for the asset finance on behalf of customers through its proprietary Ofeefee app, have enabled it to penetrate and reach over 480,000 customers in its six markets.   Yellow Solar sells small home solar system, comprising a 6W–10W panel, 20-50Wh battery, 4 lights, cellphone charger and radio. It also sells solar systems with bigger capacities, and smartphones.  For the small and large solar home systems, users pay a deposit of $10 and $68, respectively, and remit the balance through monthly payments spread over six and 24 months.

Yellow Solar is a transformative player in the African solar market, with a customer base exceeding 480,000 households and over 1,000 sales agents in six countries. Yellow Solar operates in multiple African countries, spearheading the transition from traditional lighting sources to solar home systems. The company's innovative business model combines smart asset-finance strategies to make clean energy accessible and affordable. Yellow's impact is profound, as it has not only connected households to electricity but also enhanced productivity, improved living standards, and fostered economic growth in the regions it serves. By empowering communities with sustainable energy solutions, Yellow is driving positive social and environmental change across Africa.

To our knowledge,

•Yellow Solar has not been subject to bankruptcy, receivership or similar proceeding;

•Yellow Solar is not subject to any legal proceedings material to the business or financial condition of the issuer; and

•There have been no material reclassifaction, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Yellow Solar has a wide customer base across six African countries and is not reliant upon one or a few major customers and sources its inventory from a number of global manufacturers.  Due to its focus on these African countries, its operations are subject to the financial conditions, markets and risks associated with that region, including inflation, low income, poverty, unemployment and civil unrest.  Further, government instability and lack of resources may have an impact on Sun King’s operations and upon the financial well being of the countries in which Sun King operates.

We have entered into Memorandum of Understanding with Yellow Solar, which provides for an initial loan of $250,000 at a rate of 8.5% for a term of 24 months.  The loan will be used to purchase equipment and inventory which will be provided to its customers.  We anticipate signing definitive financing documents with Yellow Solar following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering If we do not receive the minimum amount or if we are unable to enter into a definitive agreement with Yellow Solar, then the Company will refund the proceeds of this Series offering to the Series investors. No proceeds from this Series will be used or applied to any other Series offering.  The Company will file an amendment or post qualification amendment upon entering into definitive agreements with Yellow Solar.

We believe that if the Company provides financing in the targeted amounts of $100,000 to $250,000 from this offering to Yellow Solar, this will help them to meet capital requirements to continue its plan of operations through December 31, 2024.  Yellow Solar plans to continue using cash from debt financings, including this the financings provide by the the Company, and cash from other providers to facilitate its growth.  Yellow Solar is not entirely dependent upon the financings using the proceeds of this Offering to continue operations but anticipates that a successful Offering will reduce the Company’s need to raise future debt capital to continue its operations.

USE OF PROCEEDS – SERIES 1-003

We estimate that the gross proceeds of the Series 1-003 Offering (including from Series 1-003 Notes acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

Use of Proceeds Table	Minimum Offering Amount(4)	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	Maximum Offering Amount(3)	Percentage of Gross Cash Proceeds
Uses
Financing to Yellow Solar (1)	$ 99,500	$ 149,250	$ 223,875	$298,500	100%

Expense Rembursement(2)	$500	$750	$ 1,125	$1,500	0.5%
Total Fees and Expenses	$500	$750	$ 1,125	$1,500	0.5%
Total Proceeds	$100,000	$150,000	$225,000	$300,000	100%

(1)The proceeds will be used to extend financing or financings to Agro Supply who will use the funds to purchase equipment and inventory which will be sold to its customers.  The financing or financings will accrue interest at the rate of between 8-8.5% per annum and have a maturity of twenty-four (24) months.

(2)The Manager will be entitled to be reimbursed from each Series for Offering Expenses in an amount of up to 0.5% (“Expense Reimbursement”).  Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Expense Reimbursement at its sole discretion.  No proceeds will be used to compensate the Manager or any other person.

(3)  If the maximum offering amount is not received, the Company will decrease the amount of the financings.

(4)If the minimum offering amount is not received, the Company will not enter into a definitive agreement with Agro Supply and any amounts received will be refunded to the investors in this Series.

Agro Supply

The Company plans to provide financing to Agro Supply Limited (https://agrosupplyltd.com), a company that provides equipment to smallholder and commercial farmers in Uganda. Agro Supply, a Ugandan agricultural company founded in 2017 by Joseph Ogwal, has made significant strides in empowering smallholder farmers and transforming the agricultural landscape in Uganda. With a customer base exceeding 25,000 farmers, Agro Supply has established itself as a key player in the sector, providing essential services and products to enhance agricultural productivity and farmer incomes. Joseph Ogwal, a visionary agronomist with a decade of experience in business development and agri-commodity trading, leads the company with a passion for farmer empowerment and sustainable agriculture.

Agro Supply’s business model focuses on providing high-quality agri-inputs and agronomy advice to farmers in the maize, soybean, sorghum, and sunflower value chains. Operating primarily in Uganda, Agro Supply aims to empower farmers by bridging the gap between input supply and market access. Through its initiatives, Agro Supply has created a significant impact by increasing farmers' incomes, improving agricultural productivity, and promoting food security in the region. Agro Supply’s planned grain storage and aflatoxin removal facility further demonstrates its commitment to enhancing market linkages and ensuring the production of safe and high-quality grains for local and export markets.

Agro Supply’s impact on the agricultural sector in Uganda is profound, with a focus on enhancing food security, increasing farmer incomes, and promoting sustainable farming practices. The company’s innovative save-to-buy mobile layaway platform has seen a significant increase in active users, from 7,000 in 2018 to over 25,000 in 2022, showcasing the growing reach and impact of Agro Supply’s services. By providing high-quality agri-inputs, agronomy advice, and market linkages to farmers in key value chains such as maize, soybean, sorghum, and sunflower, Agro Supply has enabled farmers to achieve commercially viable yields even under extreme climatic conditions. The company’s holistic approach to farmer empowerment has led to a 182% increase in Income for farmers connected to Agro Supply, enabling them to achieve living income levels. Through initiatives like the planned grain storage and aflatoxin removal facility, Agro Supply aims to address critical challenges faced by smallholder farmers, such as market access and product quality. By creating a secure and commercially attractive market for farmers, Agro Supply is not only enhancing food security but also contributing to the economic growth of the agricultural sector in Uganda.

The leadership team at Agro Supply comprises seasoned professionals dedicated to driving the company’s mission forward. Hannifer Musoke, an experienced HR leader, brings expertise in leadership, strategy, and talent development to the team. Beja Andrew, with a background in marketing, leads the Operations and Marketing functions, enhancing Agro Supply’s market presence and customer engagement. Naula Cathy, an expert in agricultural inputs sales, plays a vital role in supporting smallholder farmers and ensuring the success of Agro Supply’s mission. Adur Barbra Ogwal, the Finance and Accounting Manager, brings valuable financial control and budgeting skills to the team, ensuring the company’s financial stability. Thembo Charles Lwanga, the Chief Technology Officer, drives technological innovation within the company, focusing on empowering various sectors through innovative solutions.

Agro Suppl’'s commitment to empowering farmers, promoting sustainable agriculture, and enhancing market linkages has positioned it as a key player in Ugand’'s agricultural landscape. With a strong foundation built on expertise, innovation, and social impact, Agro Supply is poised to drive further growth and transformation in the agricultural sector, benefiting farmers and communities across the region.

To our knowledge,

•Agro Supply has not been subject to bankruptcy, receivership or similar proceeding;

•Agro Supply is not subject to any legal proceedings material to the business or financial condition of the issuer; and

•There have been no material reclassifaction, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Agro Supply has approximately ____ employees throughout Uganda which serve its 25,000 customers.  Agro Supply is not reliant upon one or a few major customers and sources its inventory from a number of global manufacturers.  Due to its focus on Uganda, its operations are subject to the financial conditions, markets and risks associated with that region, including inflation, low income, poverty, unemployment and civil unrest.  Further, government instability and lack of resources may have an impact on Agro Supply’s operations and upon the financial well being of the countries in which Agro Supply operates.

On April 3, 2024, the Company entered into a Memorandum of Understanding with Agro Supply Limited which provides that the Company will extend financing to Agro Supply in an amount of $300,000 for the purpose of financing agricultural equipment, including solar energy products.  The term of the loan is 24 months with interest at a rate of 8.5%. We anticipate signing definitive financing documents with Agro Supply following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.  If we do not receive the minimum amount or if we are unable to enter into a definitive agreement with Agro Supply, then the Company will refund the proceeds of this Series offering to the Series investors. No proceeds from this Series will be used or applied to any other Series offering.  The Company will file an amendment or post qualification amendment upon entering into definitive agreements with Agro Supply.

We believe that if the Company provides financing in the targeted amounts of $100,000 to $300,000 from this offering to Agro Supply, this will help them to meet capital requirements to continue its plan of operations through December 31, 2024.  Agro Supply plans to continue using cash from debt financings, including this the financings provide by the the Company, and cash from other providers to facilitate its growth.  Agro Supply is not entirely dependent upon the financings using the proceeds of this Offering to continue operations but anticipates that a successful Offering will reduce the Company’s need to raise future debt capital to continue its operations.

USE OF PROCEEDS – SERIES 1-004

We estimate that the gross proceeds of the Series 1-004 Offering (including from Series 1-004 Notes acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

Use of Proceeds Table	Minimum Offering Amount	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	Maximum Offering Amount(3)	Percentage of Gross Cash Proceeds
Uses
Financing to Yellow Solar (1)	$ 99,500	$ 124,375	$ 186,563.50	$248,750	100%

Expense Rembursement(2)	$500	$625	$ 937.50	$1,250	0.5%
Total Fees and Expenses	$500	$625	$ 937.50	$1,250	0.5%
Total Proceeds	$100,000	$125,000	$187,500	$250,000	100%

(1)The proceeds will be used to extend financing or financings to Burn Manufacturing who will use the funds to purchase equipment and inventory which will be sold to its customers.  The financing or financings will accrue interest at the rate of between 8-8.5% per annum and have a maturity of twenty-four (24) months.

(2)The Manager will be entitled to be reimbursed from each Series for Offering Expenses in an amount of up to 0.5% (“Expense Reimbursement”).  Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Expense Reimbursement at its sole discretion.  No proceeds will be used to compensate the Manager or any other person.

(3)  If the maximum offering amount is not received, the Company will decrease the amount of the financings.

Burn Manufacturing Company

Burn Manufacturing Co. (https://www.burnstoves.com/) (“Burn”) was founded in 2011 by Peter Scott.  It is a trailblazer in the clean energy sector in Sub-Saharan Africa. With a mission to save lives and forests, Burn designs, manufactures, and distributes clean-burning cookstoves. Operating a cutting-edge solar-powered facility in Kenya, the company produces 55,000 stoves monthly and employs a workforce of 300, with a notable 33% being women. Their flagship products, Jikokoa and Kunikoa, cater to households using wood or charcoal for cooking. Burn's customer-centric approach and commitment to innovation have propelled its expansion to 13 countries in the region. With plans for further growth and product diversification, Burn is poised to continue its impactful journey of providing sustainable cooking solutions in Africa and beyond.

Burn Manufacturing Company is a pioneering enterprise dedicated to saving lives and forests in Sub-Saharan Africa through the design, manufacture, and distribution of clean-burning cookstoves. Founded in 2011 by Peter Scott, a seasoned expert in the clean cooking industry with over 13 years of experience as a cookstove consultant in Central America and Sub-Saharan Africa, Burn has established itself as the region's first and only modern cookstove manufacturing facility.

Operating a state-of-the-art, solar-powered manufacturing plant in Kenya, Burn has a production capacity of 55,000 stoves per month and employs a workforce of around 300 individuals, with a notable 33% representation of women. The company has sold over 4 Million stoves, and created 2,500 jobs since 2013. It has also been able to reduce over 20 Million tons of CO2 since 2013. The company's core products, Jikokoa (charcoal cookstove) and Kunikoa (firewood cookstove), cater to the cooking needs of a vast majority of households in the region that rely on wood or charcoal for cooking.

Burn's strategic focus on customer-centric design and distribution has enabled it to expand its reach to 13 countries across Sub-Saharan Africa. The company's commitment to innovation is evident through its 25-person New Product Development team based in Kenya, dedicated to creating advanced biomass cookstoves as well as electric, hybrid, and gas stoves for the region and beyond.

With its geographic expansion into new markets such as Tanzania, Mozambique, Uganda, and others, Burn aims to launch new products and increase its production capacity to 120,000 units per month by 2024. The company's dedication to sustainability and efficiency has been validated by independent studies from UC Berkeley and the University of Chicago, showcasing the significant societal impact of Burn's products. Burn Manufacturing Company's inclusive approach, strong business model, and commitment to customer service make it a leading force in the clean energy sector, driving positive change in Sub-Saharan Africa and beyond.

To our knowledge,

•Burn has not been subject to bankruptcy, receivership or similar proceeding;

•Burn is not subject to any legal proceedings material to the business or financial condition of the issuer; and

•There have been no material reclassifaction, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Burn has a wide customer base across thirteen African countries and is not reliant upon one or a few major customers and sources its inventory from a number of global manufacturers.  Due to its focus on these African countries, its operations are subject to the financial conditions, markets and risks associated with that region, including inflation, low income, poverty, unemployment and civil unrest.  Further, government instability and lack of resources may have an impact on Burn’s operations and upon the financial well being of the countries in which Burn operates.

On March 29, 2024, the Company entered into a Memorandum of Understanding with Burn Manufacturing Co. which provides that the Company will extend financing to Burn Manufacturing in an initial loan of $250,000 at a rate of 8.5% for a term of 24 months.  The loan will be used to purchase equipment and inventory which will be provided to its customers.  We anticipate signing definitive financing documents with Burn Manfuacturing following the qualification of this offering and provided the Company is able to successfully raise the minimum offering amount in this offering.  If we do not receive the minimum amount or if we are unable to enter into a definitive agreement with Burn Manufacturing, then the Company will refund the proceeds of this Series offering to the Series investors. No proceeds from this Series will be used or applied to any other Series offering.  The Company will file an amendment or post qualification amendment upon entering into definitive agreements with  Burn Manufacturing.

We believe that if the Company provides financing in the targeted amounts of $100,000 to $250,000 from this offering to Burn Manufacturing, this will help them to meet capital requirements to continue its plan of operations through December 31, 2024.  Burn Manufacturing plans to continue using cash from debt financings, including this the financings provide by the the Company, and cash from other providers to facilitate its growth.  Burn Manufacturinis not entirely dependent upon the financings using the proceeds of this Offering to continue operations but anticipates that a successful Offering will reduce the Company’s need to raise future debt capital to continue its operations.

Upon the closing of the Offering, proceeds from the sale of the Series Notes will be distributed to the account of the Series. The Series will complete the agreement and over time pay the Manager the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Associated Financing, proceeds from the Series Offering will be used to pay the items listed in the Series Detail Table and the Use of Proceeds Table above, including but not limited to the items described in the Use of Proceeds Table above.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Notes are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion and analysis and other parts of this offering statement contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this offering statement.

Since its formation in April 2023, the Company has been engaged primarily in identifying and acquiring a collection of Associated Financings. The Company plans to facilitate financing to the companies in the Associated Financings through debt financing, including debt raised in connection with the Offerings.

In addition, the Manager has been engaged in developing the financial, offering and other materials to begin offering Notes in the Company’s Series.

We are devoting substantially all our efforts to establishing our business and planned principal operations will commence at the time of the launch of the Offering for Series Notes described. As such, and because of the start-up nature of the Company’s business, the reported financial information once the Company or any Series is capitalized and has assets or liabilities, will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager, its affiliates and employees of its Manager, SIMA, to grow and support our business.

There are a number of key factors that will have large potential impacts on our operating results going forward including the Manager’s and SIMA’s ability to:

-source high quality customers;

-market the Platform and the offerings in individual Series of the Company and attract Note Holders to the Platform to acquire the Notes issued by Series of the Company; and

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Notes in Series of the Company.

We have not yet generated any revenues and do not anticipate doing so until Q3 of 2024. We have not launched or completed any initial offerings to date but expect to commence offerings in Q2 of 2024.

At the time of this filing, all assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closings of the respective Offerings are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to any Associated Financings will not transfer to each Series until such time as a Closing for each Series has occurred.  As of April 2024, the Company has no assets and no liabilities.

Historical Investment in Series Assets

We plan to provide indirect opportunities in Associated Financings to Note Holders through the Platform. At the time of this filing, we are offering an opportunity with respect to the financings listed in the Master Series Table. At the time of this filing, there have been no other transactions.

Liquidity and Capital Resources

From inception, the Company and the Series are expected to finance their business activities through capital contributions from investors or the Manager or financing provided to the Company and each individual Series. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Notes in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager. At the time of this filing, no capital contributions have been to the Company or any Series.

In the future, the Company may incur financial obligations related to loans made to the Company by officers of the Manager, affiliates of the Manager or third-party lenders. Each Series will repay any loans plus accrued interest used to acquire its Associated Financing with proceeds generated from the Closing of the Offering of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Associated Financing for another Series.

Plan of Operations

The Company plans to launch up to six offerings in the next twelve months.  We expect to launch Offerings for the Series highlighted in the Master Series Table in Q2/Q3 of 2024, with additional Series thereafter. The proceeds from any offerings closed during the next twelve months will be used to acquire additional Associated Financings, which we anticipate will enable the Company to reduce Operating Expenses for each Series as we negotiate better contracts for operating expenses with a larger collection of assets.

At the time of this filing, the Company and the Series highlighted in the Master Series Table have not commenced operations (other than entering into a purchase option agreement for the Associated Financing for that Series). The table below summarizes the planned operation for the next 12 month from the date of the filling.

PLAN OF OPERATIONS
	Activities	Details	Timeline for completion
1.	Initiate Legal process to obtain Reg-A approval with the SEC	•Complete REG A approval of Sow Good Platform	Q2-Q3 of 2024
2.	Curate project pipeline for Sow Good (from existing SIMA funds borrowers)

•Identify Sun King, Yellow Solar, Agro Supply and Burn Manufactuering for first Series Offerings

•Sign Memorandum of Understanding with parties

•Sign disclosure agreements to allow review of company by investors.

Q2 2024

3.	Finalize SIMA marketing plan w/ Forward Progress.	•Digitally market platform to individual investors in the US focusing on the individual impact story and use of the platform.	Q2 2024
4.	Initiate the activities for Borrowers – (Sun King, Yellow Solar, Agro Supply, Burn Maufacturing

•Complete ESG due diligence (If it is more than 9 months old)

•Complete need assessment and financial due-diligence of the borrowers.

•Design a marketing campaign for the borrowers.

•Make the campaign live for borrowers.

•Answer investor queries and complete initial due diligence of investors

•Confirm the investors details for the transaction.

•

Q3 of 2024
7.	Series 1-001 through Series 1-004

•Engage in digital roadshows to market the offer.

•Set deadline for offering.

•Report on funds collected at the close of offer.

•Commence Offering of Notes.

•Once minimum amount is received for a Series, disburse the funds to the Series borrower

•Quarterly reporting on financial performance and ESG matrices is initiated on disbursement.

•Provided a Series raises the minimum amount, the plan of operations will remain the same.  The only change being the amount of financing provided to a Series borrower.

Upon qualification by the SEC

8	Issue Subordinated Junior Notes

•For the first four series, SIMA agrees to purchase junior notes (“Junior Notes”).

•The Junior Notes will be issued together with the Notes at a ratio of 1 Junior Note (based upon dollar amounts) for each 13.33 Notes (based upon dollar amount) up to an aggregate total of $150,000 in Junior Notes.

•The total aggregate amount of the Junior Notes to be purchased by SIMA shall be limited to a maximum of $150,000.

•Subordinate in payment priority to the Notes.  No payments will be made on the Junior Notes until all amounts on the Notes have been paid in full.

•The Junior Notes represent debt obligations of each Series, the proceeds of which will be used to fund the Series Financing at a rate and term equal to that of the Notes

* We have entered into Memorandum of Understanding with each of Sun King, Yellow Solar, Agro Supply and Burn Manufacturing which substantially sets forth the terms of each of the financings which will be provided by the Company/Series upon qualification of the offering and receipt of the minimum offering amount.  If we do not enter into an agreement with Sun King, Yellow Solar, Agro Supply or Burn Manufacturing we will use the proceeds to provide similar financing to one or more other providers products.  The Company will file an amendment or post qualification amendment upon entering into definitive agreements with Sun King or such other providers.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Social Investment Managers and Advisors, LLC, a Delaware limited liability company (the “Manager”). SIMA owns and operates the Sow Good Investments platform (the “Platform”) operated at https://sowgoodinvestment.com, through which Note Holders may invest in a Series Note related to the respective Associated Financing.

Through the use of the Platform, Note Holders can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Notes exclusively through the Platform.  Neither the Manager nor SIMA nor any other affiliated entity involved in the offer and sale of the Notes is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of their participation in the sale of the Notes.

With respect to the Notes:

•The Company is the entity which issues Notes in each Series of the Company;

•SIMA owns and operates the Platform, through which the Notes are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as the operator of the Platform, provides services with respect to the selection, acquisition, and offering of the Associated Financings; and

•The Manager operates each Series of Notes following the closing of the Offering for that Series.

Neither SIMA nor the Manager receives a finder’s fee or any underwriting, discounts or commissions in relation to any Offering of Notes.

Sow Good Platform

The Sow Good Platform is located at https://sowgoodinvestment.com.  Through the website, potential investors may review investment opportunities offered pursuant to this Offering.  Prior to making an investment, potential investors are required to register and create an account on the Platform. Once an account has been created, then such investors must provide additional information, provide information regarding whether such investor is an accredited investor, review the Offering Circular (through a link to the current Offering Circular on Form 1A (as may be amended)), complete and sign purchase agreements and arrange for payment through wire or ACH.  Non-accredited investors will be required to provide certain financial information in order to determine investment limitations.  Once an investment is made, the investors will receive an email with a confirmation of the investment and a copy of the signed documents.

Discounts, Commissions and Expenses

The Manager is responsible for all expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on a secondary market or exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as reasonably designated; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives (collectively, “Offering Expenses”).

The Manager may be reimbursed by each Series for Offering Expenses in an amount of up to 0.5%. Assuming that the full amount of the offering is raised, the Manager will be entitled to be reimbursed in the amount of $10,000 (0.5%).

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”. For further details on the suitability requirements an Note Holder must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Note Holder Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Notes are offered and sold only to “qualified purchasers” or at a time when our Notes are listed on a national securities exchange.

The initial offering price per share for the Series 1-001 Notes described in the Master Series Table above is based upon equal to the aggregate of (i) the anticipated maximum amount of the financing extended to Sun King, (ii) the Expense Reimbursement (if any accrued) and divided by the number of the Series 1-001 Notes offered in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Note Holders or potential investors.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Notes for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase agreement in the Master Series Table, the Company has independent purchase agreements to acquire the individual Associated Financings, which it plans to exercise upon the closing of the individual Offering. These individual purchase agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Notes outside of the U.S.

Those persons who want to invest in the Notes must sign a Purchase Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Purchase Agreement is attached as Exhibit 3.1.

Each Series of Notes will be issued in book-entry form without certificates which will be managed by our Transfer Agent.

SIMA, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Expense Reimbursement or Acquisition Fee, including fees to legal counsel, but excluding fees for counsel or other advisors to the Note Holders and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Note Holder desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Unless sooner withdrawn or canceled by us, this Series offering will continue until [______,] 202__. Funds received will be held in escrow by the Company, where they will stay until a closing or cancellation of this Series offering. On the closing date for a Series offering, the funds in escrow will be delivered to the Company. If we do not receive subscriptions for the Total Minimum Offering Amount for any Series by [_______,] 202__, we will cancel this offering and return promptly all subscription amounts in compliance with Rule 10b-9 under the Exchange Act.  We reserve the right, in our discretion, to accept or reject orders for the Units, in whole or in part.

Note Holder Suitability Standards

The Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Notes of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Notes will not be offered or sold to prospective Note Holders subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager will be permitted to make a determination that the subscribers of Notes in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251 (d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Notes may involve significant risks.  Only Note Holders who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Notes.  See “Risk Factors.”

Minimum Investment

The minimum subscription by a Note Holder in an Offering is one (1) Note in the minimum amount of $500, with additional amounts in increments of $100 thereafter. The minimum subscription limit may be waived for a Note Holder by the Manager in its sole discretion.

Fees and Expenses

Offering Expenses

The Manager will be entitled to receive from each Series an amount equal to up to 0.5% of the offering proceeds (“Expense Reimbursement”), which will include all offering expenses incurred with respect to the Offerings for the Series (“Offering Expenses”), including the offering expenses for Series 1-001 detailed in the Master Series Table. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Expense Reimbursement at its sole discretion.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Associated Financing on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits hereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Note Holders who are “qualified purchasers” may subscribe to purchase Notes in the Series which have not had a Closing, as detailed in the Master Series Table.

The subscription process for each Offering is a separate process. Any potential Note Holder wishing to acquire any Series Notes must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Notes is suitable for you.

2.Review the Terms of Purchase Agreement (including the “Note Holder Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, agree to the completed Purchase Agreement using electronic acknowledgement on the Platform. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Terms of Purchase Agreement is accepted for a particular Offering, the Platform or an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Notes you have applied to subscribe for (as set out on the front page of your Purchase Agreement) into a non-interest-bearing escrow account with the Company.  The Company will hold such subscription monies in escrow until such time as your Purchase Agreement is either accepted or rejected by the Manager and, if accepted, such further time until the Total Minimum is met and you are issued with Series Notes for which you subscribed.

4.The Manager will review the completed subscription documentation. You may be asked to provide additional information. The Manager will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Notes is approved or denied and if approved, the number of Series Notes you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Notes you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Notes, the subscription monies held by the Company in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Notes.

By executing the Terms of Purchase Agreement, you agree to be bound by the terms of the Purchase Agreement and the LLC Agreement. The Company and the Manager will rely on the information you provide in the Purchase Agreement, including the “Note Holder Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Notes, please notify the Manager immediately using the contact details set out in the Purchase Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Company and will not be commingled with the Series of Notes’ operating account, until if and when there is a Closing for a particular Offering with respect to that Note Holder. When the Total Minimum amount has been met and the Manager determines that an Offering will close, and the Note Holder’s subscription is to be accepted (either in whole or part), then the Company shall release such Note Holder’s subscription proceeds in its possession to the account of the applicable Series and thereafter to fund the applicable financing.  If an Offering is terminated without a Closing, or if a prospective Note Holder’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Note Holders will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

Sow Good Investments was formed on April 5, 2023 as a Delaware series limited liability company by Social Investment Managers and Advisors, LLC, a Delaware limited liability company (“SIMA”) and registered investment advisor (CRD#: 309110/SEC#: 801-119020).  The Company is a double bottom line firm focused on impact financing for solar energy, agricultural and affordable housing companies in emerging markets.  SIMA’s principals have been engaged in impact investing initiatives for over two decades and have cumulatively placed more than $2 billion in more than 300 companies, in over 50 countries.

SIMA promotes, structures and places impact investments in for-profit companies that align with financial, social and environmental goals. SIMA works with individual, institutional and philanthropic investors and with public sector development finance investors to create market-based investment opportunities with mitigated risk. SIMA chooses to work in some of the poorest countries in the world and maintains a strong local presence with teams in Kenya, Uganda, Pakistan, India, Nigeria, Mauritius, and the United States. Of SIMA’s 38 staff, 36 are located in sub-Saharan Africa and South Asia.

Business of the Company

The Company will provide financings to participants in the off-grid solar, agricultural and affordable housing industries operating in the target markets.  These participants will use the funds to purchase inventory, equipment, materials and services which will then be sold or leased to their customers. For example, solar energy end-user customers (typically known as Pay-As-You-Go (PAYGO) loan customers) will finance the purchase of solar panels and equipment which are acquired using funds provided by the Company.  Developers and builders will use capital to purchase, develop and build affordable housing and provide such to to end-user purchasers and lessees. As products are purchased and leased or loansare repaid, our investment is returned and repaid to our investors.

As a limited liability company, we operate pursuant to a limited liability company agreement, dated May, 2023 (the “LLC Agreement”).  We are managed by SIMA (the “Manager”). As a newly formed company, we have no operating history.

Associated Financings

The Notes represent an investment in a particular Series and thus indirectly the Associated Financing and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Associated Financing associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Notes and their acquisition of additional assets, will benefit Note Holders by enabling each Series to benefit from economies of scale.

Associated Financings will exclusively be made to the Company’s customers.  The Company’s customers will include companies which operate in the solar energy, agricultural and affordable housing industries, including Sun King, Yellow Solar, Agro Supply, and Burn Manufacturing.  For more information regarding Sun King and the Company’s customers, plese see “Description of Series 1-001, Series 1-002, Series 1-003 and Series 1-004”.

The Company will initially be reliant on a lImited number of customers.  In the event that we lose customers or are unable to expand our customer base, the opportunities to create additional series could be limited.

Competition

The Company’s business is highly competitive. The Company faces competition for customers from other lenders, including banks as well as individuals. The Company also competes against other finance companies and other lenders whose loan structures and fee schedules might vary from those of traditional banking institutions.

The energy-access related crowdlending market in Europe is dominated by three main platforms: Trine (Sweden), Lendahand (Netherlands) and Energise Africa (UK).  Bettervest, Crowd4Climate and Charm Impact are also active in the sector. New market entrants, such as Tribes Capital, based in the UK, and Frankly Green, based in Germany are also gaining market share.  However, none of these platforms are available to US investors.  In the US, Energea is an international equity investment platform available to US investors. Also, Kiva is a charitable donation platform in the US but does not take investments.

Increased competition could result in reduced volumes, reduced fees or the failure of the Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of the principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to stay competitive and innovative, the demand for the products and services we offer through the Platform could stagnate or substantially decline.

Plan of Operations

The Company will provide financings to participants in the off-grid solar, agricultural and affordable housing industries operating in the target markets.  The Company has not generated any revenue from financings to date.  If the Company does not raise sufficient proceeds from the offering of the Notes, the Company will not be able to execute its plan of operations.  The Company will use the proceeds to extend financings to its customers.  See “Use of Proceeds”

Manager

The LLC Agreement designates SIMA as the Manager of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Members.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The LLC Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Notes or any of the Members and will not be subject to any different standards imposed by the LLC Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the LLC Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Members.

In the event the Manager resigns as Manager of the Company, the holders of a majority of all Notes of the Company may elect a successor Manager.  Holders of Notes in each Series of the Company have no right to remove the Manager as manager of the Company. In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

See “Management” for additional information regarding the Manager.

Legal Proceedings

None of the Company, any Series, SIMA or any director or executive officer of the Company or SIMA is presently subject to any material legal proceedings.

Employees

The Company does not have any employees. As of July 20, 2023, SIMA had 35 full-time employees and contractors, and 3 part-time employees.

Properties

As of January 1, 2024, the Company did not own any property. Our principal office is located at 157 Columbus Ave, Suite 512, New York, NY 10023 and our telephone number is +1 (917) 750-5588 and email address is info@sowgoodinvestments.com.  For additional information regarding the Company or this Offering, you may write, email or telephone us at the address and telephone number above.

Allocation of Expenses

To the extent relevant, Offering Expenses, Operatng Expenses and revenue generated from Associated Financings and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Note Holders upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Notes.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated equally across all of the Series.  The Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Note Holders.

MANAGEMENT

Manager

The Manager of the Company will be Social Investment Managers and Advisors, LLC, a Delaware limited liability company formed on July 10, 2015.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. SIMA, and the officers and directors of SIMA are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  SIMA is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Associated Financings and generate income .

The Company will follow guidelines adopted by the Manager and implement policies set forth in the LLC Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Members.

The Manager performs its duties and responsibilities pursuant to our LLC Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

SIMA, an SEC-registered investment and advisory firm founded in 2015 by Asad Mahmood and Michael Rauenhorst. SIMA’s principals have been engaged in impact investing initiatives for over two decades and have cumulatively placed more than USD 2 billion in over 250 social enterprises across 50 countries. SIMA has a history of creating double bottom-line funds that provide impact investments in for-profit businesses that align with financial, social and environmental goals. Historically, SIMA has worked with individual, institutional and philanthropic investors and with public sector development finance investors to create market-based investment opportunities with mitigated risk. SIMA focuses on solar energy, agricultural, financial inclusion and affordable housing in some of the poorest countries in the world. SIMA maintains a strong local presence with nearly 95% of their staff located in Sub-Saharan Africa and South Asia.  SIMA has been ranked among the top 50 impact investment fund managers for 2022 by Impact Assets.

Executive Officers, Directors and Key Employees of the Manager

The Manager is controlled by Social Investment Managers and Advisors, LLC (“SIMA”).  The officers and directors of SIMA are the following individuals:

Name	Age	Position
Syed Asad Mahmood	62	Chief Executive Officer, Managing Partner, Director
Michael Rauenhorst	64	Managing Partner, Director
Christina Karma	68	Director
Tim F. Geisse	79	Director
Javed Rizvi	70	Director
Mohamed H. Zakaria	72	Director

Syed Asad Mahmood, Chief Executive Officer, Managing Partner amd Director.  Mr. Mahmood holds a bachelor’s degree in Civil Engineering from Rutgers University, New Brunswick and an MBA in International Finance from Temple University. Mr. Mahmood is one of the longest serving investors and fund managers in the impact investing industry and held the position of Managing Director for Global Social Investment Funds at Deutsche Bank for 17 years.  He has served as founding board member of the Microfinance Information Exchange (MIX); the Advisory Council for Social Investments for the World Economic Forum; Steering Committee of the Social Performance Task Force; and the Global Off-Grid Lighting Association (GOGLA) working committees.

Michael Rauenhorst, Managing Partner and Director. Mr. Rauenhorst graduated with an A.B. from the University of Notre Dame, an MBA from Columbia Business School and a J.D. from Hamline Mitchell Law School.  Mr. Rauenhorst worked with Deutsche Bank for 13 years and co-developed some of the industry’s first social investment funds.  As Vice President with Moody’s Corporation he co-developed one of the first ESG ratings for financial institutions. He serves as a director of the Gregorian University Foundation and on the Advisory Board of the Kellogg Institute of the University of Notre Dame, and is a co-founder of Micro Credit Limited, Jamaica.

Christina Kamra, Director.  Ms. Kamra graduated from Purdue University with a Bachelor's degree in Communication. After spending several years in the publishing world, Christina has focused on philanthropy particularly in the areas of women, education and refugees.

Timothy F. Geisse, Director:  Mr. Geisse received his A.B. from Dartmouth College, and J.D. from Case Western Reserve University.  He practiced law with Mansour Gavin Gerlack and Manos, Cleveland, OH.  Tim is the Managing Trustee of The John F and Mary A. Geisse Foundation, a private foundation devoted to helping extremely poor people.  Tim served on the President’s Council of ACCION International, the Board of Governors of Opportunity International and the Board of Directors of the Global Commercial Microfinance Consortium.

Javed Rizvi, Director: Prof. Rizvi is a graduate of Dow Medical College, Karachi. After postgraduate training in the medical schools of Oxford, Cambridge and St. Mary’s Hospital, London he obtained fellowships of the Royal College of Obstetricians and Gynaecologists and the American College of Surgeons.   Prof. Rizvi has served as the founding professor and chairman of Obstetrics and Gynaecology at the Aga Khan University. He is a director and a board member at South City Hospital, Karachi.

Mohamed H. Zakaria, Director: Mr Zakaria studied at Karachi University. He is a Director and Board Member at South City Hospital and South City education Hub, Karachi.  Previously, he served as the CEO and General Manager of Saudi Steel Profile Co. Prior to this, Mr. Zakaria was the VP, Business Development of Gulf United Investment, Managing Director of Trans Gulf Marketing, Managing Director - Manazil, Senior Advisor of Investments at ASB Group (Ahmed Salem Bugshan Group). Chairman – United Co for Industrial Metals (Yemen), Director – Structured Financing – Sipco (Pepsi Cola Bugshan).

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive reimbursement for costs incurred relating to the Offering described herein and other offerings.  Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Notes.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The following table sets forth certain information regarding the beneficial ownership the Social Investment Managers and Advisors, LLC, the Manager, which owns 100% of the membership interests in the Company as of April 10, 2024, by (i) each manager, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC.

Ownership of Social Investment Managers and Advisors, LLC

Name and Title	Percentage
Syed Asad Mahmood, CEO, Managing Partner, and Director	26.6%

Michael Rauenhorst, Managing Partner and Director	21%

Christina Kamra, Director	6%

John F. and Mary A. Geisse Foundation (represented by Timothy F. Geisse, Director)	6%

Mohamed H. Zakaria, Director	6%

Javed Rizvi, Director	6%

DESCRIPTION OF NOTES OFFERED

Description of the Notes

The Notes represent unsecured, non-guaranteed, payment dependent debt obligations of each Series.  Each Series shall issue Notes to fund the underlying Associated Financing made to the applicable borrower.  The Notes are being offered by the Series of the Company.  Series 1-001, 1-002, 1-003 and 1-004 are, and each other Series we may establish in the future will be, a separate series and not itself a separate legal entity and issue separate Notes.  The Associated Financings and other assets of one Series include only the Associated Financings, related assets and other assets that are held by that Series, including funds delivered for the purchase of Notes in that Series.

The limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our Company generally where the assets of such other Series or of our Company generally are insufficient to meet our liabilities.

Only Notes offered by Series 1-001, 1-002, 1-003 and 1-004 are being offered and sold pursuant to this offering circular.  Additional Notes may be offered by additional Series pursuant to one or more amendments to this offering circular.

Holders of Series Notes have no conversion, exchange, sinking fund, ownership, or other rights in the Series.

We expect that our Manager will authorize the creation of new Series that will extend additional financings to customers funded through the sale of Notes.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to fund the respective Associated Financing, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). A Note Holder in an Offering will acquire a debt obligation of the Series Notes related to that Offering and not, for the avoidance of doubt, (i) an equity interest in the Company or the Series, (ii) an equity interest in any other Series of Notes, (iii) an interest in the Manager, (iv) a debt obligation of any other Series or (v) the Associated Financing associated with the Series or any Associated Financing owned by any other Series of Notes.

Further issuance of Notes

Only the Series Notes, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Manager, in its sole discretion, has the option to issue additional Notes (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Notes is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Associated Financing.

Interest Payments

Each Series’ obligation to make payments of interest and principal is contingent upon its receipt of payments on the Associated Financing.  A Series will make bi-annual distributions of interest [and principal] to the extent payments are received on the Associated Financing.  To the extent that a Series does not receive payments of interest related to the Associated Financing, the Series will not be obligation to make any payments on the Notes.

Registration rights

There are no registration rights in respect of the Notes.

Transfer restrictions

The Notes are subject to restrictions on transferability. A Member may not transfer, assign or pledge its Notes without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) the assets of the Series being deemed “plan assets” for purposes of ERISA or (b) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Member is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.

Additionally, unless and until the Notes of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the Notes.  There can be no assurance that we will, or will be able to, register the Notes for resale and there can be no guarantee that a liquid market for the Note will develop. Therefore, Note Holders may be required to hold their Notes indefinitely. Please refer to Exhibit 2.2 (the LLC Agreement) and Exhibit 3.1 (the form of Purchase Agreement) for additional information regarding these restrictions.

Related Party Transactions

The Manager will provide administrative services to the Company and each Series.

The Manager has agreed to pay and not be reimbursed for the Company’s offering expenses and operating expenses incurred prior to the closing date.

The offering of the Notes will be facilitated through the Sow Good Platform.  SIMA is sole member of the Company’s Manager.

Conflicts of Interest

We expect that the Series 1-001, Series 1-002, Series 1-003, Series 1-004 and each other Series we establish in the future will have certain ongoing, operating relationships with each other.  We expect that the operating relationships among the Series will primarily include the coordination and use of Company overhead and support services.

In an effort to govern these operating relationships, address these conflicts of interest and promote the fair allocation of sale, financing, leasing and other business opportunities, our Manager has adopted an inter-series relationship, conflicts of interest and opportunity allocation policy (which we refer to as the “Inter-Series Policy”), which is administered by our Manager.  Our Manager’s adherence to this policy is expected to be reviewed quarterly by our Manager.  Our Manager may modify, suspend or rescind the policies set forth in the Inter-Series Policy without Member approval.  Our board may also adopt additional or other policies or make exceptions with respect to the application of the policies described in the Inter-Series Policy in connection with particular facts and circumstances, all as our Manager may determine, consistent with its fiduciary duties to our Company and all of our Members.

General Policy

Under the Inter-Series Policy, all material matters in which holders of Series 1-001 Notes, Series 1-002 Notes, Series 1-003 Notes and Series 1-004 Notes and Notes of any other Series may have divergent interests will be generally resolved in a manner that is in the best interests of our Company and all of such common Members after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of such separate classes of Notes.  Under the Inter-Series Policy, the relationship between Series 1-001, Series 1-002, Series 1-003, Series 1-004 and each other Series and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing.

Relationship Among the Series

The Inter-Series Policy provides that our Manager will seek to manage each Series in a manner designed to maximize the operations, assets and value of all Series.

General.  The Inter-Series Policy provides that, except as otherwise provided in the Inter-Series Policy, all material commercial transactions between a Series and any other Series, will be on commercially reasonable terms taken as a whole.

Allocation of Company overhead and support services.  Each Series will have access to the support services of any other Series.  For shared company services, costs (other than those specifically required to be borne by our Manager under the administrative services agreement) relating to these services will be:

•allocated directly to the Series utilizing those services, and

•if not directly allocable to a Series, allocated among all of the then existing Series on a pro rata basis.

For other support services the Inter-Series Policy provides that the Series will seek to achieve efficiencies to minimize the aggregate costs incurred by the Series combined, although any Series also will be entitled to negotiate and procure support services on its own.

Our Manager may, without Member approval, modify or amend the method of allocation of support services and shared company services.

Our Manager will be responsible for the allocation of support services among the Series in a manner that is consistent with the Inter-Series Policy.

Financing arrangements.  No Series will be obligated to provide financial support to any other Series.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Notes is subject to the exclusive jurisdiction of the Courts of the State of New York, except where Federal law requires that certain claims be brought in Federal courts.  Our Investor Agreement, to the fullest extent permitted by applicable law, provides for Note Holders to waive their right to a jury trial.

Each Note Holder will covenant and agree not to bring any claim in any venue other than the courts of the State of New York and of the United States of America, in each case, located in the State of New York, New York City (the “New York Courts"), or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Note Holders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If a Noteholder were to bring a claim against the Company under the Note or Investor Agreement and such claim was governed by state law, it would have to bring such claim in the New York Courts. The Investor Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Note Holders to consent to exclusive jurisdiction to the New York Courts and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Investor Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Investor Agreement with a jury trial. No condition, stipulation or provision of the Investor Agreement or our Notes serves as a waiver by any Note Holder or beneficial owner of our Notes or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Note Holder or beneficial owner of our Notes to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Note Holders to bring a legal claim against us due to geographic limitations and may limit a Note Holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Notes—Any dispute in relation to the Notes is subject to the exclusive jurisdiction of the Courts of the State of New York, except where Federal law requires that certain claims be brought in Federal courts.  Our Investor Agreement, to the fullest extent permitted by applicable law, provides for Note Holders to waive their right to a jury trial. ”

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Investment Agreement with a jury trial. No condition, stipulation or provision of the Investment Agreement or our Notes serves as a waiver by any Note Holder or beneficial owner of our Notes or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Note Holder or beneficial owner of our Notes to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Note Holders to bring a legal claim against us due to geographic limitations and may limit a Note Holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Notes

INVESTMENT COMPANY ACT CONSIDERATIONS

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company, the Manager and SIMA have taken the position that the Company is not an Investment Company under Section 3(a)(1)(A) of the Investment Company Act because the Company is not “engaged primarily in the business of investing, reinvesting or trading in securities” nor is it “engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets.”

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(5) as set forth below.

We intend to conduct our operations such that we will maintain continuous elibility for the exclusions provided by Section 3(c)(5) of the Investment Company Act.  No assurance can be given that the SEC will concur with our assessment of the exclusion and its application towards our business.   Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Taxation of Purchasers of Notes Generally

The Notes will be treated for federal income tax purposes as representing the ownership of debt instruments issued by a Series of the Company, and, not as ownership interests in the related Series, the Company or the assets of the Series or the Company.

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements subject to Section 4975 of the Code and on investment funds and accounts the assets of which are deemed to be “plan assets” for purposes of ERISA and Section 4975 of the Code, including but not limited to bank collective investment funds and insurance company separate and, in some circumstances, general accounts (together referred to as “Plans”).

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA. Accordingly, assets of these plans may be invested in the Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes general fiduciary requirements on the fiduciaries of a Plan, including the duties of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, (referred to as “Plan Assets”) and any person who provides investment advice with respect to Plan Assets for a fee (or who has the responsibility to provide such advice) is a fiduciary of the Plan. If the financings and other assets included in the Series were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those assets may be deemed to be a “fiduciary” of investing Plans and would be subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to all investing Plans.  In addition, the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets, as well as the operation of the Series, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, Section 406 of ERISA and Section 4975 of the Code prohibits Plans from engaging in “prohibited transactions” set forth under those sections unless a statutory or administrative exemption is available. Additionally, ERISA and Section 4975 of the Code impose penalties and excise taxes on certain persons (referred to in ERISA as parties in interest and in Section 4975 of the Code as “disqualified persons”) in connection with a prohibited transaction.

Some transactions involving the Series might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Notes if the financings and other assets included in the Series are deemed to be assets of the Plan.  The U.S. Department of Labor (“DOL”) has promulgated the DOL regulations (29 C.F.R. § 2510.3-101 as modified by Section 3(42) of ERISA and collectively referred to as the “Plan Asset Regulation”)) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.  The Plan Asset Regulation, provides that, generally, when a Plan acquires an “equity interest” in an entity, the Plan’s assets include the investment but do not, solely by reason of the Plan’s investment, include the underlying assets of the entity.  However, (1) when a Plan invests in an entity that is not an “operating company” or (2) the equity interest purchased by the Plan is neither a “publicly-offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the investment and an undivided interest in each of the underlying assets of the entity unless “benefit plan investors” own less than 25% of any class of equity securities issued by the entity (all terms in quotes are as defined in the Plan Asset Regulation).   The Plan Asset Regulation provides that an “equity interest” is any interest in an entity other than an instrument that is treated as debt under local law and which has no substantial equity features.

In addition to and independent of whether the assets of the Series are deemed to be assets of a Plan pursuant to the Plan Asset Regulation the purchase, sale and holding of the Notes by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code if the depositor, the seller, the indenture trustee or any of their respective affiliates is or becomes a party in interest with respect to the Plan.

Because the Series may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan Assets over which any of such parties has investment authority and is a fiduciary for purposes of ERISA and Section 4975 of the Code might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Prospective Plan investors should therefore determine whether the Series is a “party in interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Code) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.  The DOL has granted certain class exemptions (“Class Exemptions”) which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including, but not limited to: Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in- house asset manager.”  There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Notes by an insurance company general account, Section 401(c) to ERISA may limit the application of certain of the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

Although there is no authority directly on point, the Series believes that, at the date of this preliminary private placement memorandum, the Notes should be treated as indebtedness with no substantial equity features for purposes of the Plan Asset Regulation.  The characterization of debt instruments may change after issuance.  A prospective transferee of the Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer or holding or a plan subject to a similar law or using assets of such a plan (each a “Plan Investor”), is required to provide written confirmation (or in the case of any Notes) transferred in book-entry form, will be deemed to have confirmed) that such transferee believes that such class of Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such eligible notes, and that the acquisition, holding and transfer of such class of eligible notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code) or comparable provisions of any Similar Law. A prospective purchaser or transferee may instead provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Series, which opines that the purchase, holding and transfer of such class of Notes or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law and will not subject the Indenture Trustee or the Series to any obligation in addition to those undertaken in the Indenture.

Any holder of any Notes other than the is required to provide written confirmation (or in the case of any Ineligible Note transferred in book-entry form, will be deemed to have confirmed) that it is not a Plan Investor.

Any fiduciary or representative of a Plan Investor that proposes to acquire or hold the Notes on behalf of or with assets of any Plan Investor is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

The sale of the Notes to a Plan Investor is in no respect a representation by the Depositor or the Indenture Trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Legal Investment

You should consult your own legal advisors to determine whether the Notes are legal investments for you and whether you can use the Notes as collateral for borrowings.  In addition, financial institutions should consult their legal advisors or regulators to determine the appropriate treatment of the Notes under risk-based capital and similar rules.

If you are subject to legal investment laws and regulations or to review by regulatory authorities, you may be subject to restrictions on investing in the Notes.  Institutions regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the National Credit Union Administration, the Treasury Department or any other federal or state agency with similar authority should review applicable regulations, policy statements and guidelines before purchasing the Notes.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of the Notes.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Notes.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Note Holders in the Notes are entitled to review copies of any other agreements relating to any Series of Notes described in this Offering Circular and Offering Circular Supplements, if any.

The Manager will answer inquiries from potential Note Holders in Offerings concerning any of the Series of Notes, the Company, the Manager and other matters relating to the offer and sale of the Series Notes under this Offering Circular.  The Company will afford the potential Note Holders in the Notes the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

SOW GOOD INVESTMENTS, LLC

157 Columbus Ave, Suite 512,

New York, NY 10023

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

Sow Good Investments, LLC

FINANCIAL STATEMENTS

For the Period April 5, 2023 to May 31, 2023

Sow Good Investments, LLC

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Management of

Sow Good Investments, LLC

Opinion

We have audited the accompanying financial statements of Sow Good Investments, LLC (“the Company”) which comprise the balance sheet as of May 31, 2023, and the related statements of operations and member’s equity, and cash flows for the period from April 5, 2023 to May 31, 2023, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2023, and the results of its operations and its cash flows for the period from April 5, 2023 to May 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibility for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.  In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Raleigh, North Carolina

June 30, 2023

Sow Good Investments, LLC

BALANCE SHEET May 31, 2023

ASSETS

Total Assets	$0

LIABILITIES AND MEMBER'S EQUITY

Total Liabilities	$0

Member's Equity	0

$0

See accompanying notes to financial statements.

Sow Good Investments, LLC

STATEMENT OF OPERATIONS AND MEMBER'S EQUITY

For the period April 5, 2023 to May 31, 2023

Revenues	$0
Costs and expenses	0
Net Income	0
Member's Equity - beginning of period	0
Member's Equity - end of period	$0

See accompanying notes to financial statements.

Sow Good Investments, LLC

STATEMENT OF CASH FLOWS

For the period April 5, 2023, to May 31, 2023

Cash flows from operating activities:
Net cash provided by operating activities	$0
Cash and cash equivalents:
Beginning of period	0
End of period	$0

See accompanying notes to financial statements.

Sow Good Investments, LLC

NOTES TO FINANCIAL STATEMENTS FOR THE PERIOD APRIL 5, 2023 TO MAY 31, 2023

1.Organization and Nature of Business

Sow Good Investments, LLC (the "Company") is a Delaware limited liability company owned by Social Investment Managers & Advisors, LLC (the "Member"). The Company was organized on April 5, 2023. The Company was formed to facilitate investments by investors in opportunities designed to help create a better world while also building potential wealth for themselves. The Company plans to invest funds in exemplary double bottom-line companies in the solar energy, agricultural and affordable housing sectors, primarily in sub-Saharan Africa and Asia.

The Company’s fiscal year-end is December 31.

As of May 31, 2023, the Company had not commenced operations, and the success of the Company is dependent on its ability to attract suitable investors.

2.Summary of Significant Accounting Policies Basis of Presentation:

The accounting and reporting policies of the Company conform with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The Company maintains its accounts using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recognized when earned and expenses are recognized when incurred.

Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers cash accounts and securities with an original maturity of three months or less when purchased to be cash equivalents.

Income Taxes:

The Company does not provide for income taxes, since all income and losses are allocated to the Member for inclusion in its tax return. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

2.Summary of Significant Accounting Policies (continued)

The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. The Company was organized during 2023, and thus is not subject to tax examinations by the respective taxing authorities for years prior to 2023.

Uncertain Tax Positions:

The Company evaluates all significant tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes. The Company recognizes the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company accrues for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

As of May 31, 2023, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

New Accounting Pronouncements:

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company will adopt as of the specified effective date. The Company has not elected to delay complying with any new or revised financial accounting standards. Additionally, the Company does not believe that the adoption of recently issued standards have or may have a material impact on the Company’s financial statements or disclosures.

3.Subsequent Events

Management has evaluated subsequent events through June 30, 2023, the date which the financial statements were available to be issued. No significant subsequent events have been noted by management.

FORM 1-A

Regulation A Offering Statement

Part III- Exhibits

SOW GOOD INVESTMENTS, LLC

157 Columbus Ave, Suite 512,

New York, NY 10023

EXHIBIT INDEX

Exhibit 2.1 –	Certificate of Formation for SOW GOOD INVESTMENTS, LLC **
Exhibit 2.2 –	LLC Agreement for SOW GOOD INVESTMENTS, LLC **
Exhibit 3.1 –	Form of Series Designation**
Exhibit 3.2 –	Form Note and Investor Agreement**
Exhibit 6.1 –	Memorandum of Understanding with Sun King**
Exhibit 6.2 –	Memorandum of Understanding with Yellow Solar**
Exhibit 6.3 –	Memorandum of Understanding with Agro Supply**
Exhibit 6.4 –	Memorandum of Understanding with Burn Manufacturing**
Exhibit 11.1 –	Consent of Auditor **
Exhibit 12.1 –	Legality Opinion of Kunzler Bean Adamson**
Exhibit 13.1 –	Testing the Waters Material*

* Filed herewith

** Filed previously

77

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 3, 2024.

SOW GOOD INVESTMENTS, LLC

By: Sow Good Manager, LLC its manager

By: Social Investment Managers and Advisors, LLC

By:	/s/ Syed Asad Mahmood
Name:	Syed Asad Mahmood
Title:	Chief Executive Officer

By:	/s/ Michael Rauenhorst
Name:	Michael Rauenhorst
Title:	Managing Partner

This report has been signed by the following persons in the capacities and on the dates indicated.

Sow Good Manager, LLC its manager By: Social Investment Managers and Advisors, LLC

Name:	Syed Asad Mahmood
Title:	Chief Executive Officer June 3, 2024
Name:	Michael Rauenhorst
Title:	Managing Partner
By:	/s/ Michael Rauenhorst June 3, 2024

78